Exhibit 10.46

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

TECHNOLOGY LICENSE, DEVELOPMENT, RESEARCH AND

COLLABORATION AGREEMENT

THIS TECHNOLOGY LICENSE, DEVELOPMENT, RESEARCH AND COLLABORATION AGREEMENT (this “Agreement”) is made and entered into as of June 21, 2010 (the “Effective Date”) by and between AMYRIS, INC., a Delaware corporation having an office at 5885 Hollis Street, Emeryville, California 94608, United States of America (“AMYRIS”), and TOTAL GAS & POWER USA BIOTECH, INC., a corporation organized under the laws of Delaware having offices at 1201 Louisiana, Suite 1600, Houston, Texas 77002, United States of America (“TOTAL”). AMYRIS and TOTAL may each be referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, AMYRIS has proprietary technology and intellectual property rights relating to synthetic biology (including tools) to make genetically modified microrganisms and using such modified microorganisms to make compounds; and is engaged in the research and development of related products;

WHEREAS, TOTAL has proprietary technology and intellectual property rights relating to energy, specialty fluids, chemicals and fuels and related industrialization expertise; and is engaged in the research and development of related products; and

WHEREAS, TOTAL and AMYRIS desire to enter into a technology license, research, development, commercialization and collaboration relationship under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.        DEFINITIONS

1.1      “Affiliate” means, with respect to a Party, any Person that controls, is controlled by or is under common control with such Party. A Person shall be regarded as being in control of another Person if it controls, directly or indirectly, 50% or more of the voting rights to elect directors, or if the Person is not a corporation, the corresponding managing authority; provided that in jurisdictions where applicable law does not permit 50% control, the maximum percentage of control permitted by the applicable Person. For purposes of this Agreement, no JV Company shall be considered an Affiliate of either Party.

1.2      “AMYRIS Background IP” means any and all Inventions (including notably AMYRIS’ industrial synthetic biology platform), in each case that are Controlled by AMYRIS or its Affiliates prior to the Effective Date and that are related to or useful for the R&D Collaboration or for the purposes of the production and commercialization of Products as permitted under this Agreement.

1.3      “AMYRIS FTE Rate” means the Full-Time Equivalent rate per year for AMYRIS’ employees working on R&D Activities within the R&D Collaboration. Such AMYRIS FTE Rate shall be as set forth in Exhibit E per year for 2010 and 2011, unless otherwise agreed to in writing by the Parties. Beginning in 2012, the AMYRIS FTE Rate shall be adjusted annually as agreed to in writing by the Parties.

1.4      “AMYRIS Included IP” means AMYRIS Non-Collaboration IP that is introduced and accepted into the R&D Collaboration as stipulated in Section 6.1(c) hereunder.

1.5      “AMYRIS Indemnitees” has the meaning set forth in Section 11.1.

1.6      “AMYRIS Laboratory Facilities” means AMYRIS synthetic biology and scale-up laboratories and equipment located in Emeryville, California (United States) and in Campinas, Sao Paulo (Brazil), including equipment to be purchased during the term of the R&D Collaboration as and when mutually decided by the Parties (as stipulated herein).

1.7      “AMYRIS Laboratory Resources” means the AMYRIS Laboratory Facilities and AMYRIS’ scientific and technical personnel.

1.8      “AMYRIS Non-Collaboration IP” means any and all Inventions, in each case that are both (i) Controlled by AMYRIS or its Affiliates, and (ii) conceived and reduced to practice on or after the Effective Date by any employee, agent or Third Party contractor of AMYRIS or any of its Affiliates, solely or jointly with any Third Party other than (a) in the performance of the R&D Activities within and during the term of the R&D Collaboration (including in the performance of research and development activities under the TOTAL R&D Option), or (b) during the performance of activities on behalf of the JV Company related to a Product. For the avoidance of doubt, AMYRIS Non-Collaboration IP does not include Improvement Scope IP.

1.9      “AMYRIS-Owned Collaboration IP” means any and all Collaboration IP that is owned by AMYRIS subject to Section 6.1(d)(i).

1.10      “AMYRIS-Owned Improvement Scope IP” means any and all Improvement Scope IP that is owned by AMYRIS subject to Section 6.1(e).

1.11      “AMYRIS Technology” means AMYRIS Background IP, AMYRIS Included IP, AMYRIS Non-Collaboration IP, AMYRIS Tools IP and MEV Pathway IP.

1.12      “AMYRIS Tools IP” mean [*].

1.13      “Audited Party” has the meaning set forth in Section 5.4(b).

1.14      “Auditing Party” has the meaning set forth in Section 5.4(b).

1.15      “Board” has the meaning set forth in Section 3.1(c).

1.16      “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30 and December 31 of the relevant year.

1.17      “Candidate Compound” means a Compound selected by the Joint Steering Committee under this Agreement, for study in Screening Activities and, if applicable, in a Feasibility Study, directed toward development of a Product.

1.18      “Carry Offer” has the meaning set forth in Section 3.2(b).

1.19      “Carry Request” has the meaning set forth in Section 3.2(b).

1.20      “CDA” has the meaning set forth in Section 9.1.

1.21      “Change of Control” has the meaning set forth in Section 13.6(b).

1.22      “Claims” has the meaning set forth in Section 11.1.

1.23      “Collaboration IP” means any and all Inventions, in each case that are conceived or reduced to practice on or after the Effective Date by (a) any employee, agent or Third Party contractor of TOTAL or any of its Affiliates, or (b) any employee, agent or Third Party contractor of AMYRIS or any of its Affiliates, or (c) any of the foregoing jointly, in each case (i) in the performance of R&D Activities within and during the term of the R&D Collaboration (including in the performance of research and development activities under the TOTAL R&D Option) or (ii) during the performance of activities on behalf of the JV Company related to a Product or the means of making the Product. For the avoidance of doubt, Collaboration IP does not include Improvement Scope IP.

1.24      “Commercial Compound” means a Compound resulting from successful completion of a Development Project, produced using a Commercial Strain, that has met the criteria for completion as set forth in the relevant Development Project Plan, to be commercialized as a Product, or further transformed into a Product by means of formulation, blending, chemical reactions or other processing.

1.25      “Commercial Strain” means the Strain to be used to produce a Commercial Compound, as developed or optimized, as the case may be, during the applicable Development Project.

1.26      “Commercialization Plan” has the meaning stipulated in Section 3.2(a) hereunder, as such may be amended during the R&D Collaboration by the Management Committee or, thereafter, by the Board of the JV Company.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.27      “Compound” means a compound that is produced by a Strain.

1.28      “Confidential Information” has the meaning set forth in Section 9.1.

1.29      “Control or Controlled” means, with respect to any Invention, Patent or other intellectual property right, that the applicable Party or its Affiliates owns or has a license to such Invention, Patent or other intellectual property right and such applicable Party or its Affiliates has the ability to disclose same to the other Party and to grant such other Party a license or a sublicense (as applicable) under same as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.30      “Develop” means research and develop (including making, practicing and using for research and development purposes, but not for any commercial purpose).

1.31      “Development Project” means research and development activities (including New Technology Activities and some TOTAL R&D Option activities) related to a Lead Compound, conducted under the R&D Collaboration under a Development Project Plan approved by the Management Committee (or upon exercise of the TOTAL R&D Option as permitted under this Agreement).

1.32      “Development Project Plan” means a Development Project Proposal, approved by the Management Committee upon recommendation of the Joint Steering Committee (including any revisions to such a plan approved by the Management Committee upon recommendation of the Joint Steering Committee) (or upon exercise of the TOTAL R&D Option as permitted under this Agreement).

1.33      “Development Project Proposal” means a detailed, milestone-based work plan with time and cost estimates for the development of a Lead Compound, proposed by the Joint Steering Committee to the Management Committee for approval, as further defined in Section 2.2(d).

1.34      “Development Project Scope” means that certain development scope set forth in the applicable Development Project Plan.

1.35      “Diligent Efforts” means, with respect to specific obligations of a Party under this Agreement, carrying out such obligation using reasonably sustained efforts at a level at least comparable to those efforts and resources commonly used by a similarly situated company in its industry for a comparable product or program, acting reasonably promptly and taking into account commercially relevant factors such as (as applicable) stage of development, product life, patent position, strategic value, profit and market potential, and regulatory issues.

1.36      “Dispute” means any dispute, claim or controversy that arises between the Parties in connection with this Agreement or any agreement or instrument delivered in connection herewith, or the negotiation, execution, interpretation, breach, termination, invalidity or enforcement hereof and thereof.

1.37      “DXP Pathway” means the pathway that converts pyruvate and glyceraldehyde-3-phosphate into isopentenyl diphosphate through 2C-methyl-D-erythrirol-4-phosphate (MEP)

and 2C-methyl-D-erythritol-2,4-cyclodiphosphate (MEC), wherein the pathway contains a heterologous nucleic acid encoding an active enzyme in the pathway and the active pathway enzyme is under control of a heterologous transcriptional regulator.

1.38      “DXP Pathway IP” means any and all Collaboration IP or Improvement Scope IP related to the DXP Pathway, including any Strain that produces a Compound derived from isopentenyl diphosphate that is produced through the DXP Pathway.

1.39      “Effective Date” has the meaning given to it in the preamble of this Agreement.

1.40      “Environmental Law” means any applicable Legal Requirement in effect as of the Effective Date through the end of the Term relating to the environment or pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

1.41      “Excluded Affiliate” means, only for purposes of Sections 2.6(d), 2.8(d), 6.3(h), Article 9, Sections 13.6(a), 13.6(b) and 13.8, a TOTAL Affiliate in which an AMYRIS competitor (other than a TOTAL wholly-owned Affiliate) has an ownership interest of 20% or more, and either (a) governance rights with respect to such TOTAL Affiliate in addition to those ordinarily afforded to a common stock holder, or (b) involvement in the operations, including research and development or production, of such TOTAL Affiliate. For the purposes of this definition, AMYRIS competitor means an entity (other than AMYRIS or its Affiliates) whose primary business is to use a synthetic biology platform to make genetically modified microorganisms and to use such genetically modified microorganisms to make Compounds at the commercialization stage that compete with AMYRIS Compounds; provided, however, that a TOTAL Affiliate shall not be an Excluded Affiliate simply because it sells similar products or sells products in similar markets.

1.42      “Excluded Markets” means the following markets worldwide, which are excluded from the scope of the R&D Collaboration, unless otherwise agreed in writing by the Parties: flavors and fragrances, food additives, cosmetics and personal care, consumer-packaged goods, pesticides and pharmaceuticals, as further defined in Exhibit C hereunder.

1.43      “Executive Officers” means (a) in the case of AMYRIS, the Chief Commercial Officer or such other officer designated in writing by the Chief Executive Officer, and (b) in the case of TOTAL, an executive officer nominated by TOTAL at the time of the Dispute.

1.44      “Exploratory Team” means the team formed by the Parties pursuant to Section 2.5(a).

1.45      “F-1 Change of Control” has the meaning set forth in Section 13.6(c).

1.46      “F-2 Change of Control” has the meaning set forth in Section 13.6(c).

1.47      “F-1 TOTAL Competitor” means any Person listed on Exhibit F-1.

1.48      “F-2 TOTAL Competitor” means any Person listed on Exhibit F-2.

1.49      “Feasibility Plan” has the meaning set forth in Section 2.2(c).

1.50      “Feasibility Study” means that series of activities and studies as further described in Section 2.2(c).

1.51      “First Commercial Sale” means, as to a particular Product, the first commercial sale to a Third Party of the Product in a given country.

1.52      “FTE” means the equivalent of the work of one (1) employee full time for one (1) calendar year (where full time is determined based on AMYRIS’ project management system or TOTAL’s analogous system for tracking full time equivalents, as the case may be, consistently applied) of work on the R&D Activities (duly approved by the respective committee) within the R&D Collaboration. Any employee who is devoted on less than a full time basis (as so determined) per calendar year on the R&D Activities shall be treated as an FTE on a pro-rata basis (determined based on AMYRIS’ project management system or TOTAL’s analogous system for tracking full time equivalents, consistently applied, which shall not be incompatible with industry standards).

1.53      “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.54      “Governmental Entity” means any court, administrative agency or commission or other federal, state, provincial, regional, county, municipal, local or other governmental authority, instrumentality, agency or commission in any country worldwide.

1.55      “ICC Rules” has the meaning set forth in Section 12.2(a).

1.56      “Improvement Right of First Refusal” has the meaning set forth in Section 2.3.

1.57      “Improvement Scope” has the meaning set forth in Section 2.2(d).

1.58      “Improvement Scope Activities” means research and development activities conducted within the Improvement Scope as further described in Section 2.3. For clarity, Improvement Scope Activities do not encompass R&D Activities.

1.59      “Improvement Scope IP” means any and all Inventions that are conceived or reduced to practice on or after the Effective Date by (a) any employee, agent or Third Party contractor of TOTAL or any of its Affiliates, or (b) any employee, agent or Third Party contractor of AMYRIS or any of its Affiliates, or (c) any of the foregoing jointly, in the performance of Improvement Scope Activities (x) during the Term of this Agreement or (y) during the term that a Product is being commercialized by the JV Company or either or both of the Parties independently as permitted under this Agreement (whichever is later).

1.60      “Improving Party” has the meaning set forth in Section 2.3.

1.61      “Indemnified Party” has the meaning set forth in Section 11.3.

1.62      “Indemnifying Party” has the meaning set forth in Section 11.3.

1.63      “Infringement” has the meaning set forth in Section 7.3(a).

1.64      “Internal Rate of Return” means that certain internal rate of return calculated in accordance with Exhibit G. For purposes of such calculation, amounts shall be recorded in constant U.S. Dollars using the exchange rate and cumulative inflation rate in effect during the period in which applicable R&D Costs are charged and net cash flows are received.

1.65      “Inventions” means, whether or not patentable, any inventions, information, technology, methods, compositions of matter, formulae and other subject matter (including all related software, workflow, apparatus or arrangement of apparatuses, knowledge database systems, processes, systems and technology for the design, selection, engineering, development and manufacture of Strains, Compounds or Products), the Strains and the Compounds and the Products themselves, chemistry, process engineering, materials transformation, Strain or Compound or Product specifications, know-how, trade secrets, improvements and all intellectual property rights therein or pertaining thereto.

1.66      “Joint Project Team” means the team formed by the Parties pursuant to Section 2.5(d).

1.67      “Jointly-Owned Collaboration IP” has the meaning as set forth in Section 6.1(d)(ii).

1.68      “Joint Steering Committee” or “JSC” means the committee formed by the Parties pursuant to Section 2.5(c) to manage and direct the R&D Collaboration on an operation level under the oversight of the Management Committee.

1.69      “Jointly-Owned Improvement Scope IP” has the meaning set forth in Section 6.1(e).

1.70      “Jointly-Owned IP” means Jointly-Owned Collaboration IP and Jointly-Owned Improvement Scope IP.

1.71      “JV Company” has the meaning set forth in Section 3.1(a).

1.72      “Large Market Product” means any Product intended for liquid, fungible markets, such as fuel markets and large chemical markets.

1.73      “Lead Compound” means any Candidate Compound that: (a) has been selected as a Lead Compound by the Management Committee, after having passed the Screening Activities and the Feasibility Study phases, or (b) has an approved Development Project Plan.

1.74      “Legal Requirement” means, with respect to any Party, any federal, state or local law, constitution, treaty, ordinance, code, edict, writ, decree, rule, regulation, judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity that is binding upon or applicable to such Party, including Environmental Laws and any of the foregoing applicable to genetically modified microorganisms, related to food, drugs, health or safety.

1.75      “Make and Sell” means make, have made, use, import, offer for sale, market, sell, have sold, distribute and otherwise commercialize (including practicing and using for the foregoing purposes).

1.76      “Main IP” means any and all Collaboration IP, other than both MEV Pathway IP and Tools IP.

1.77      “Management Committee” means the committee formed by the Parties pursuant to Section 2.5(b) to manage the strategic direction of the R&D Collaboration.

1.78      “MEV Improvements” has the meaning set forth in Section 6.3(c).

1.79      “MEV Pathway IP” means any and all Collaboration IP related to the Mevalonate Pathway, including any Strain that produces a Compound derived from isopentenyl diphosphate that is produced through the Mevalonate Pathway.

1.80      “Mevalonate Pathway” means the pathway that converts acetyl Co-A into isopentenyl diphosphate through mevalonic acid, wherein the pathway contains a heterologous nucleic acid encoding an active enzyme in the pathway and an enzyme in the pathway is under control of a heterologous transcriptional regulator.

1.81      “Net Income” means, with respect to any entity, the net income (loss) of such entity, determined in accordance with GAAP.

1.82      “New Pathway” means any enhanced pathway for making a Compound that is not derived from isopentenyl diphosphate that is produced from either the Mevalonate Pathway or the DXP Pathway. For clarity, New Pathway does not include the Mevalonate Pathway or DXP Pathway.

1.83      “New Technology” means the use of a Strain that is not a Strain engineered to produce a Compound through the Mevalonate Pathway or DXP Pathway in order to prepare a Product.

1.84      “New Technology Activities” means activities conducted to Develop a New Technology, which activities include among other things, the design, development, optimization and scale-up of a Commercial Strain that produces a specific Commercial Compound for a targeted Product, and of the corresponding biotechnology-related and downstream processes.

1.85      “New Technology Projects” means any Development Project related to New Technology Activities.

1.86      “New Tools IP” means any and all Tools IP other than AMYRIS Tools IP.

1.87      “Notice” has the meaning set forth in Section 13.6(b).

1.88      “Operating Protocol” has the meaning set forth in Section 2.6(a)(iii).

1.89      “Patent(s)” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from a patent or patent application described in clause (a) or from an application claiming priority to a patent or patent application described in clause (a), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications (clauses (a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications (clauses (a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.90      “Patent Committee” means the committee described in Section 6.8(a).

1.91      “Permit” means, with respect to any Party, any: (a) permit license, approval, certificate, franchise, permission, clearance, registration, variance, sanction, exemption, order, qualification, authorization issued, granted or given to such Party by any Governmental Entity or pursuant to any Legal Requirement; or (b) right of such Person under any contractor agreement with any Governmental Entity.

1.92      “Permitted R&D Strain” means a Strain producing a non-C15 isoprenoid compound using the Mevalonate Pathway or DXP Pathway resulting from a Development Project (a) funded by TOTAL in Section 2.7(c) or (b) otherwise solely funded by TOTAL.

1.93      “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.94      “Plans” has the meaning set forth in Section 2.1.

1.95      “Pre-approved AMYRIS Tools IP” mean AMYRIS Tools IP that (a) is significantly based on or improves upon:

[*] (a) U.S. Patent Application No. 12/622,401; (b) U.S. Patent Application No. 12/684,874; (c) PCT/US2009/065048; [*]

[*]

or (b) is significantly based upon or improves upon AMYRIS Background IP or AMYRIS Non-Collaboration IP, is proposed by AMYRIS as AMYRIS Tools IP, and is approved in writing by TOTAL to be included in AMYRIS Tools IP during the Term (such approval not to be unreasonably withheld).

It is expected that AMYRIS Tools IP that is significantly based on or improves upon

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the items defined concisely below will be included within AMYRIS Pre-approved Tools IP by agreement of TOTAL (such agreement not to be unreasonably withheld) upon presentation by AMYRIS of documentation defining these items precisely and demonstrating their proprietary nature:

[*]

[*]

[*]

[*]

1.96      “Product” means any product that is a Commercial Compound or is produced from or contains a Commercial Compound and is intended for any market, including fuels, specialty fluids and chemicals markets, other than any Excluded Market. The Specific Products (as defined hereunder) shall be excluded from the Products, unless the Parties decide otherwise, as described in Section 2.1.

1.97      “Production Right of First Refusal” has the meaning set forth in Section 3.2(d)(i).

1.98      “Proof of Concept (“PoC”) Criteria” means the criteria to be defined by the Joint Steering Committee for each Screening Plan to determine if a Candidate Compound undergoing Screening Activities should enter into a Feasibility Study.

1.99      “Proposed Improvement Project” has the meaning set forth in Section 2.3.

1.100      “Proposed Project” has the meaning set forth in Section 3.2(d)(i).

1.101      “Proposing Party” has the meaning set forth in Section 3.2(d)(i).

1.102      “Quarterly Royalty Report” has the meaning set forth in Section 5.1.

1.103      “R&D Activities” means research and development activities related to the selection of Candidate Compounds (including the work of the Exploratory Team), Screening Activities, Feasibility Study and Development Project activities (including the preparation of the Screening Plan, Feasibility Plan, Development Project Proposal, the Development Project Plan and any revisions thereto), as well as research and development activities relating to any Strain or Compound or Product in development within the R&D Collaboration. For clarity, the R&D Activities include the New Technology Activities and the activities in the exercise of the TOTAL R&D Option. For clarity, R&D Activities do not encompass Improvement Scope Activities.

1.104      “R&D Collaboration” means the research and development cooperation between the Parties as further described in Article 2, including the New Technology Activities and activities in the exercise of the TOTAL R&D Option.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.105      “R&D Costs” means the fully burdened, direct and indirect costs, to the extent directly attributable to the performance of the R&D Activities, as approved in the applicable Plan, before the commencement of any such R&D Activities, by the Joint Steering Committee or the Management Committee as applicable (including the costs of the AMYRIS Laboratory Resources to the extent dedicated to the R&D Activities, the costs for AMYRIS personnel who are part of the Joint Project Teams or the Exploratory Team or otherwise conducting R&D Activities (such costs calculated at the AMYRIS FTE Rate), the costs for TOTAL personnel who are part of the Joint Project Teams or the Exploratory Team or otherwise conducting R&D Activities, the costs incurred by AMYRIS with respect to the Seconded Employees (including overhead, Third Party costs (if necessary) and all costs and capital expenditures relating to additional equipment required for the R&D Activities not already included in the AMYRIS FTE Rate), as documented in accordance with reasonable procedures as agreed to in writing by the Parties. For the avoidance of doubt, R&D Costs include costs to the extent directly attributable to securing additional laboratory and office space if necessary in order to accommodate the Seconded Employees and the costs of space if necessary to house large equipment purchased specifically for the R&D Collaboration. All R&D Costs shall be “at cost”.

1.106      “Receiving Party” has the meaning set forth in Section 3.2(d)(i).

1.107      “Regulatory Approval” means any and all approvals (including price and reimbursement approvals, if required prior to sale in the applicable jurisdiction), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, export, transport and/or sale of a particular Product in the applicable jurisdiction.

1.108      “Representatives” has the meaning set forth in Section 9.2.

1.109      “Royalties” means those certain royalties payable under Article 3 or Article 6.

1.110      “Royalty Term” means (a) with respect to any Royalty due pursuant to Article 3, the term during which the Royalty shall be payable as agreed by the Parties in writing in connection with the approval of the Commercialization Plan of the Development Project Plan, (and if there is not such an agreement regarding the term which is so documented at such time, such term will be perpetual unless and until otherwise agreed by the Parties in writing), or (b) with respect to any Royalty due pursuant to Article 6, on a country by country basis, the period commencing as of the date of First Commercial Sale of the applicable Compound or Product and ending on the expiration of the last-to-expire Valid Claim claiming the applicable Compound or Product, or the manufacture (including manufacturing process) or use thereof, which, but for the applicable license granted, would be infringed by the manufacture (including manufacturing process), use or sale of such Compound or Product, as applicable in the country of sale (at the time of use or sale) or manufacture (at the time of manufacture). At the end of the Royalty Term for any Royalty due pursuant to Article 6, if the licensed Party wants to continue to use the other Party’s proprietary trade secrets and know how in connection with the at-issue Product, the Parties shall negotiate a royalty and royalty term for an extension of the applicable license in good faith.

1.111      “Sale” has the meaning set forth in Section 13.6(b).

1.112      “Screening Activities” means those certain screening activities described in Section 2.2(b).

1.113      “Screening Plan” has the meaning set forth in Section 2.2(a).

1.114      “Seconded Employees” has the meaning set forth in Section 2.6(d).

1.115      “Secondment Agreement” means that certain agreement entered into pursuant to Section 2.6(d).

1.116      “Specific Products” means the following products: isoprene, farnesene-derived diesel, farnesene-derived lubricants, farnesene-derived polymers, farnesene-derived adhesives, farnesene-derived oxygen scavengers for use in packaging, farnesene-derived surfactants and sesquiterpene-derived compounds for uses in flavors and fragrances (as defined in Exhibit C).

1.117      “Strain” means any microorganism, including bacteria, yeast, higher fungi and algae, that is tested, modified or optimized to produce compounds according to the alteration of metabolic pathways, including AMYRIS’ genetically modified yeast strain that includes the Mevalonate Pathway from which it is capable of making an isoprenoid compound.

1.118      “Talent Development and Culture Committee” has the meaning set forth in Section 2.5(e).

1.119      “Tax” and “Taxes” means (a) any and all federal, provincial, regional, state, and local taxes, assessments, and other similar governmental charges, duties, impositions and liabilities in any country worldwide (including estimated taxes), including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value-added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) of this definition as a result of any express or implied obligation to indemnify any Third Party, as a result of being a transferee or successor, or as a result of any obligations under any agreements or arrangements with any Third Party with respect to such amounts and including any liability for taxes of a predecessor entity.

1.120      “Territory” means the entire world.

1.121      “Term” has the meaning provided in Section 10.1.

1.122      “Third Party” means any Person other than AMYRIS or TOTAL or an Affiliate of AMYRIS or TOTAL.

1.123      “Tools IP” means any and all Collaboration IP that is [*]. For clarity, Tools IP encompasses [*].

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.124      “TOTAL Background IP” means any and all Inventions that are Controlled by TOTAL or its Affiliates prior to the Effective Date and that are related to or useful for the R&D Collaboration or for the purposes of the production and commercialization of Products as permitted under this Agreement.

1.125      “TOTAL Included IP” means TOTAL Background IP and TOTAL Non-Collaboration IP that is introduced and accepted into the R&D Collaboration as stipulated in Section 6.1(c) hereunder.

1.126      “TOTAL Indemnitees” has the meaning set forth in Section 11.2.

1.127      “TOTAL Non-Collaboration IP” means any and all Inventions, in each case that are both (a) Controlled by TOTAL or its Affiliates, and (b) conceived and reduced to practice on or after the Effective Date by any employee, agent or Third Party contractor of TOTAL or any of its Affiliates, solely or jointly with any Third Party, other than (i) in the performance of the R&D Activities within and during the term of the R&D Collaboration (including in the performance of research and development activities under the TOTAL R&D Option), or (ii) during the performance of activities on behalf of the JV Company related to a Product. For the avoidance of doubt, TOTAL Non-Collaboration IP does not include Improvement Scope IP.

1.128      “TOTAL-Owned Collaboration IP” shall have the meaning set forth in Section 6.1(d)(iii).

1.129      “TOTAL-Owned Improvement Scope IP” means any and all Improvement Scope IP that is owned by TOTAL pursuant to Section 6.1(e).

1.130      “TOTAL R&D Option” has the meaning set forth in Section 2.4.

1.131      “Valid Claim” means, on a country-by-country basis, a claim (including a process, use, or composition of matter claim) of (a) any issued and unexpired Patent that has not been held invalid or unenforceable by a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue, disclaimer or otherwise; and which has not been (i) cancelled, (ii) withdrawn from consideration, (iii) finally determined to be unallowable by the applicable governmental authority (and from which no appeal can be taken), and/or (iv) abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent, or (b) any Patent constituting an application, which application shall not have been pending longer than five (5) years and six (6) months from its earliest priority date and shall not have been earlier cancelled, withdrawn or abandoned. The construction of any claim language pursuant to this Agreement shall be consistent with a claim construction order issued by any court of competent jurisdiction.

2.        RESEARCH AND DEVELOPMENT COLLABORATION

2.1      Research Overview. Promptly after the Effective Date, the Parties shall meet to discuss the effective launch of the R&D Collaboration (including the identification of early R&D Activities, especially the first Lead Compound(s) for which research and development is to be commenced under the first Development Project(s) with the goal of producing the first Commercial Compound(s) and corresponding Product(s), and the set up of the committees and the exploratory and project teams as further described in this Article 2). Commencing on the Effective Date and during the Term, the Parties shall conduct (using the efforts described below) the R&D Activities within the R&D Collaboration in order to develop Commercial Strains to make Commercial Compounds to be used to make Products, in accordance with the Screening Plan(s), the Feasibility Plan(s) and the Development Project Plan(s) (collectively, the “Plans”) and the other terms of this Agreement. Each Party shall use Diligent Efforts to conduct its assigned tasks and obligations under the Plans (as amended or revised by the Joint Steering Committee or the Management Committee from time to time), using any resources specifically identified in the Plans as required, and subject to the oversight and management of the JSC and the Management Committee. The Parties expect most R&D Activities to take place at the AMYRIS Laboratory Facilities; provided, however, that subject to Section 6.3(g) each Party may conduct R&D Activities at any of its facilities as set forth in the applicable Plan. The Parties intend to primarily develop, under the R&D Collaboration, Products and/or related Compounds and/or Strains for the production of such Products, including New Technology Projects, but the Parties may also agree to jointly develop, within the scope of the R&D Collaboration, one or more of the Specific Products and/or any related Compound and/or Strain for the production of such Specific Products.

2.2        R&D Activities.

(a)      Selection of Candidate Compounds. Either Party or the Parties together, through the Exploratory Team, may propose Compounds to the Joint Steering Committee to be selected as Candidate Compounds. The proposal shall include a summary business case, a proposed plan for Screening Activities (including the time, costs and resources anticipated for such activities and associated budget) and the PoC Criteria to be tested during the Screening Activities, in a format to be agreed to in writing by the Parties (the “Screening Plan”). It is expected that TOTAL will have a major role identifying potential Candidate Compounds and neither Party shall unreasonably delay its approval or disapproval of any potential Candidate Compound proposed by the other Party.

(b)      Screening Activities. The Screening Activities shall consist of a series of activities as outlined in the Screening Plan to determine if a Candidate Compound meets the PoC Criteria. Screening Activities may include screening for and identifying (i) a Strain which produces the Candidate Compound or (ii) a Strain having a specific character or trait. It is expected that Screening Activities as outlined in each Screening Plan will take an average of eight (8) weeks (or potentially longer in the case of New Technology Activities), which may vary depending on the complexity of the Screening Activities in the Screening Plan. The Parties acknowledge that a Screening Activity may require subprojects, particularly in the case of the New Technology Activities, and in such events subprojects shall, for clarity, be considered part of the applicable Screening Activities.

(c)      Feasibility Study. The Feasibility Study shall consist of a series of activities and studies (including the time, costs and resources anticipated for such activities and associated budget) as outlined in a plan (the “Feasibility Plan”) in order to determine if a Candidate Compound should be selected as a Lead Compound to be developed through a

Development Project. The Feasibility Study shall be overseen by a Joint Project Team selected by the Joint Steering Committee. Activities under the Feasibility Study shall include, but not be limited to: conducting additional technical feasibility activities, as needed, including evaluation of Strain development and related chemistry/downstream processing steps, determining the relevant market for the intended Product (including timing for market entry and evaluation of market acceptance), determining any required testing/certification activities, analyzing supply chain and commercial production costs, reviewing the intellectual property landscape, evaluating risks and benefits of proceeding with the development of a Candidate Compound, creating a preliminary development plan and related time and cost estimate and creating a preliminary Commercialization Plan. It is expected that each Feasibility Study, together with the preparation of the Development Project Proposal for a specific Candidate Compound, if applicable, will take an average of sixteen (16) weeks (or longer in the case of New Technology Activities), which may vary depending on the complexity of the issues to be addressed in the Feasibility Plan.

(d)      Development Project Proposal. By the end of the Feasibility Study, the Joint Steering Committee may direct a Joint Project Team to cooperate with it for the preparation of a Development Project Proposal for submission to the Management Committee, which shall be prepared in light of the results of Screening Activities and the Feasibility Study. The Development Project Proposal shall detail the work plan for the Development Project (including the design, development, optimization, scale-up and validation of a Commercial Strain for production of a Commercial Compound through a fermentation process, the design, development, optimization and scale-up of the downstream processing steps which transform Commercial Compounds into the intended Product(s), technology transfer activities, any regulatory and testing/certification activities for the approval of the Product(s) and any planning activities for transferring the Commercial Strain, Commercial Compound and Product to the JV Company or to a Party as may be agreed hereunder for implementation of the Commercialization Plan), the required competencies, skills and experiences of those persons to be assigned to the applicable activities, a budget that includes corresponding resources and costs, a timeline and a milestone schedule with well-defined milestones associated with Go / No Go decisions and measurable deliverables, including the final milestone which would trigger entry into the production and commercialization phase. It is expected that the preparation of the Development Project Proposal for a specific Candidate Compound, if applicable, will take an average of eight (8) weeks. Each Development Project Proposal shall include a proposed Commercialization Plan for the Product(s) which are intended to result from the proposed Development Project (including the production plan for the use of the relevant Commercial Strains and Commercial Compounds to produce such Product(s), anticipated capital expenditures and operating expenses, timing for market entry and evaluation of market acceptance, supply chain analysis and sharing of the profits in accordance with this Agreement). In addition, each Development Project Proposal for a Candidate Compound shall include an agreed upon scope related to such Development Project within which either Party shall have the ability to pursue improvements as set forth in Section 2.3 (the “Improvement Scope”). The Improvement Scope is intended to give each Party some latitude to improve upon Commercial Strains, Commercial Compounds and Products, and the means of producing them. In addition, each Development Project Proposal for a Candidate Compound shall include an agreed upon Development Project Scope for which neither Party will have the ability to use any Collaboration IP to compete with such Development Project as defined in the corresponding Development Project Scope outside of the R&D Collaboration. Prior to approving a Development Project Plan, the Management Committee

shall determine if the Product(s) developed under a Development Project Plan are Large Market Products. If the Management Committee does not designate such Product (s) as Large Market Product(s), then such Product(s) will not be classified as a Large Market Product. In assessing whether a Product is a Large Market Product, the Management Committee shall make a reasonable determination in light of the anticipated market size, industry structure, market channels and commercial contracting practices of the Product(s) at-issue.

(e)      Development Projects.    If the Joint Steering Committee submits a Development Project Proposal for a Candidate Compound to the Management Committee and the Management Committee approves it, the Candidate Compound shall become a Lead Compound for development under a Development Project Plan (which Plan shall be the Development Project Proposal as adopted by the Management Committee). Development Project activities are expected to take an average of eighteen (18) to twenty-four (24) months per Development Project (or potentially longer in the case of New Technology Activities), which may vary depending on the complexity of the issues to be addressed in the Development Project Plan with respect to the relevant Lead Compound. The Parties acknowledge that a Development Project may require subprojects, particularly in the case of the New Technology Activities, and in such events subprojects shall, for clarity, be consider part of the applicable Development Project.

(f)      Potential First Development Project ([*]).    TOTAL is considering whether to develop a project related to the research, development, production and commercialization of [*] as the first Development Project within the R&D Collaboration. Promptly after the Effective Date, AMYRIS shall provide to TOTAL all written information Controlled by AMYRIS and related to the research, development, production and commercialization of [*] and reasonably relevant and necessary for TOTAL (as determined by AMYRIS using reasonable discretion) to decide whether to engage in a Development Project for [*]. Upon the delivery of all such information to TOTAL, TOTAL and AMYRIS shall use Diligent Efforts to complete the Feasibility Study (subject to approval of a Feasibility Plan in accordance with this Agreement) for the [*] project and to prepare a Development Project Proposal therefor. TOTAL shall decide whether or not to proceed with the [*] project under the R&D Collaboration on or before [*] 30, 2010 provided that AMYRIS provides the foregoing relevant and necessary information promptly after the Effective Date, unless both Parties agree in writing to extend such date. If TOTAL elects to proceed with [*] as the first Development Project, such [*] project shall be deemed a Development Project (subject to approval of a Development Project Plan in accordance with this Agreement) and shall be included in the R&D Collaboration.

(g)      New Technology Activities.    During the Term, when either Party recommends undertaking New Technology Activities with a Third Party, the other Party shall give due consideration to the recommendation. In the case when a Third Party is involved in or contributes to the conduction of New Technology Activities, such Third Party and the Parties shall enter into an agreement taking into account the exclusivity as described in Section 2.8, unless otherwise agreed by the Parties in writing, and such other terms as are mutually agreed in writing, including those with respect to confidentiality and IP ownership consistent with the principles set forth in this Agreement.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3      Improvement Scope.    Once a Commercial Strain, Commercial Compound or Product has entered into the production and commercialization phase, each Party shall be deemed to have granted the licenses as set forth in Article 6 below to conduct research and development activities independently within the Improvement Scope provided that the Party receiving such licenses offers the other Party an “Improvement Right of First Refusal” as described in this Section 2.3 which shall permit such other Party the option to participate in such Party’s research and development activities within the Improvement Scope based on 50/50 cost and profit sharing (as applicable to Development Projects generally and further described herein), unless otherwise agreed to by the Parties in writing taking into account the nature of the project and the contributions of the Parties. In the event that a Party or any of its Affiliates (“Improving Party”) desires to conduct research and development activities within the Improvement Scope, it shall first provide the other Party written notice containing a description of such research and development activities (the “Proposed Improvement Project”). The Improving Party shall not commence the Proposed Improvement Project without the other Party for a period of 60 days from the date of notice being given to the other Party or until the Improving Party receives written notice from the other Party that the other Party does not wish to enter into such Proposed Improvement Project with the Improving Party, whichever is earliest. If the other Party provides notice to the Improving Party within such 60 day period that the other Party or any of its Affiliates desires to exercise the Improvement Right of First Refusal, then the Improving Party shall not commence the Proposed Improvement Project without the other Party or its Affiliate, the Parties shall promptly enter into any applicable agreements with any Third Parties anticipated to be involved in the project as so decided by the Parties), agree upon a Development Project Plan for the Proposed Improvement Project. In the event that the Improving Party desires to modify the terms of any Proposed Improvement Project in any way that makes such transaction more favorable to the Improving Party (or potentially to the other Party), the Improving Party shall provide written notice thereof to the other Party and the 60 day period shall commence anew. In the event that the other Party provides no notice or declines in writing during the said 60 period, the Improving Party shall thereafter be free to engage in the Proposed Improvement Project either alone or with one or more Third Parties. If the Improvement Right of First Refusal is declined by the other Party, then the Improving Party will be able to perform the Proposed Improvement Project for improvements independently provided that it grants the licenses related to such improvements to the producing entity as set forth in Section 6.3(b) and 6.5(b) and to the other Party if applicable as set forth in Section 6.3(b). In the case the JV Company is the producing entity, the R&D costs associated with the Proposed Improvement Project incurred by the Improving Party will be recovered by the Improving Party plus a twenty percent (20%) Internal Rate of Return, before sharing profits in an amount to be agreed by the Management Committee.

2.4      TOTAL R&D Option.

(a)      If AMYRIS does not consent to a proposed Screening Plan, Feasibility Plan or Development Project Plan (or any revision thereto), within the context of its role on the Joint Steering Committee or the Management Committee, as applicable, then TOTAL shall have the right to exercise an option (referred to as the “TOTAL R&D Option”) to proceed and/or continue with any such Screening Plan, Feasibility Plan or Development Project Plan (or any revision thereto) using AMYRIS Laboratory Resources and AMYRIS shall allocate AMYRIS

Laboratory Resources under the terms of this Agreement to the related R&D Activities under the TOTAL R&D Option, subject to the following:

(i)      AMYRIS shall have no obligation to devote such AMYRIS Laboratory Resources to more than two (2) Screening Plans (one involving the Mevalonate Pathway or DXP Pathway, the other involving New Technology), two (2) Feasibility Plans (one involving the Mevalonate Pathway or DXP Pathway, the other involving New Technology) and one Development Project Plan simultaneously under the TOTAL R&D Options.

(ii)      In no event may TOTAL exercise the TOTAL R&D Option with respect to any Development Project Plan if there are already three (3) then-ongoing Development Projects within the R&D Collaboration (or four (4) in the event TOTAL is exercising the TOTAL R&D Option for a Development Project Plan for a New Technology Project), running simultaneously at any point in time, except as otherwise agreed to in writing by the Parties. In addition, in no event may TOTAL exercise the TOTAL R&D Option under any Plan the terms of which would result in any R&D Activities extending beyond the end of the Term.

(iii)      In no event may TOTAL exercise the TOTAL R&D Option if, at the date of which TOTAL notifies AMYRIS that it wishes to exercise such option, AMYRIS is subject to a binding written agreement with a Third Party with a project scope that is the same as or significantly overlaps with the scope of the intended TOTAL R&D Option as outlined in the Screening Plan, Feasibility Plan or Development Project Plan for such proposed R&D Option. In such circumstances, AMYRIS shall demonstrate to TOTAL the existence of such agreement and that the project scope is the same as or significantly overlaps to TOTAL’s reasonable satisfaction; provided that if AMYRIS is not able to disclose such agreement to TOTAL, the Parties shall appoint an independent Third Party to verify the existence of such agreement and such overlap.

(b)      For the avoidance of doubt, activities undertaken hereunder upon exercise of the TOTAL R&D Option shall still be conducted under Screening Plans, Feasibility Plans or Development Project Plans, as applicable, but such Plans shall not be subject to Management Committee or Joint Steering Committee approval and instead shall be subject to TOTAL’s approval, in its sole discretion; provided, however, that (i) any change to any Screening Plan, Feasibility Plan or Development Project Plan that would require a significant increase, or significant modification of the nature, scope or timing of the AMYRIS Laboratory Resources required to be dedicated to the TOTAL R&D Option, or (ii) any significant change to the scope of the TOTAL R&D Option as outlined in the Development Project Scope, or (iii) any change to the scope of the TOTAL R&D Option as outlined in the Development Project Scope that would cause AMYRIS to be in violation of a binding written agreement with a Third Party as described in Section 2.4(a)(iii) above; shall require approval of AMYRIS, consent not to be unreasonably withheld or delayed.

(c)      If AMYRIS opts out at the Screening Plan or Feasibility Plan phase, it may still opt in at any time prior to commencement of the corresponding Development Project Plan as follows: AMYRIS may request at any time prior to commencement of the Development Project Plan that TOTAL provide to AMYRIS all written information Controlled by TOTAL not in AMYRIS’ possession and reasonably relevant to the decision by AMYRIS of whether to opt- in with respect to the Development Project. AMYRIS shall notify TOTAL within thirty (30) days of receipt of such information whether it elects to opt-in with respect to the applicable Development Project. For Development Projects, including New Technology Projects, for which AMYRIS exercises an opt-in right under this clause (c), AMYRIS shall share past and future R&D Costs for such project on an equal basis (50%/50%), unless otherwise agreed by the Parties in writing.

2.5      Committees and Teams.    The committees and teams set forth in this Section 2.5 shall be established solely during the Term.

(a)      Exploratory Team.    Promptly after the Effective Date, the Parties shall form an Exploratory Team. The Exploratory Team shall be composed of employees from AMYRIS and Seconded Employees (the number of FTEs to be set by the Joint Steering Committee and the persons will be proposed by the employer-Party and approved by the Joint Steering Committee, approval not to be unreasonably withheld), and shall be located at AMYRIS Laboratory Facilities in Emeryville, CA. The Parties shall allocate competent employees to work on the Exploratory Team with relevant competencies, skills and experience and such employees may be rotated from time to time, including in light of such relevant competencies, skills and experience. The Exploratory Team shall be responsible for, among other things:

(i)      Exploring and evaluating New Technology opportunities;

(ii)      Exploratory research work in order to identify possible Compounds that could be proposed as Candidate Compounds;

(iii)      Proposing Compounds to the Joint Steering Committee to be selected as Candidate Compounds;

(iv)      Preparing the Screening Plan for its submission to the Joint Steering Committee;

(v)      Conducting the Screening Activities; and

(vi)      Preparing reports to the Joint Steering Committee, indicating the progress and status of the Screening Activities as well as any exploratory research work and selection activities.

(b)      Management Committee.    Promptly after the Effective Date, the Parties shall form a Management Committee. Strategic decisions of the R&D Collaboration shall be made by the Management Committee as specified herein. TOTAL and AMYRIS shall each appoint three (3) members to the Management Committee and all decisions of the Management Committee shall be made by a vote of any four (4) members of the Management Committee with each member having one (1) vote, except as otherwise expressly provided elsewhere in this Agreement. A quorum of the Management Committee shall consist of four (4) or more members. Any disputes related to the decisions or governance of the Management Committee shall be resolved under the dispute resolution provisions of Article 12. The Parties shall alternate selecting the chairperson of the Management Committee on an annual basis with AMYRIS selecting the first chairperson. The Management Committee shall convene every three (3)

months or more frequently as requested by either Party, either in-person, by telephone conference, or video conference. The chairperson of the Management Committee shall be responsible for scheduling quarterly meetings on no less than forty-five (45) business days’ notice (which notice may be given via electronic email) and calling non-scheduled meetings, as necessary and agreed to by the Parties, on no less than ten (10) business days’ notice (which notice may be given via electronic email). The chairperson (or his or her designee) shall record the minutes of the meeting and such minutes shall be circulated to the members of the Management Committee within two (2) business days following the meeting for review and comment. Thereafter, at the next meeting of the Management Committee, such minutes shall be considered for approval. All notices to be provided by a Party to the Management Committee shall be sent to the chairman of the Management Committee. All notices received by the chairman of the Management Committee shall be distributed to the other members of the Management Committee. Each Party shall pay its own expenses related to participation in the Management Committee. The Management Committee shall remain in effect until the expiration of the Term (or for such longer period upon which the Parties agree in writing). The Management Committee shall be responsible for, among other things:

(i)      Approving or rejecting any Development Project Proposal submitted by the Joint Steering Committee;

(ii)      Approving or rejecting proposed changes to any Development Project Plan (including the budget included therein and, if applicable, the then-current Commercialization Plan) submitted by the Joint Steering Committee;

(iii)      Approving or rejecting a recommendation to abandon a Development Project submitted by the Joint Steering Committee (or independently determining to abandon a Development Project);

(iv)      Determining that the final milestone triggering entry into the production and commercialization phase has been achieved;

(v)      After reviewing the Commercialization Plan, decide how to use the Commercial Strain and Commercial Compound and how to Make and Sell the applicable Commercial Compound and/or Product, as stipulated in Article 3;

(vi)      Establishing promptly following the Effective Date and modifying from time to time the reporting obligations of the JSC, the Joint Project Team and the Exploratory Team with respect to the activities under this Agreement; and

(vii)      Carrying out such other duties and responsibilities as are described for it in this Agreement.

For clarity, the Management Committee shall not have any ability or authority to modify the terms of this Agreement.

The Management Committee may decide to abandon a Development Project at any time, whether or not such a recommendation has been made by the Joint Steering Committee.

(c)      Joint Steering Committee. Promptly after the Effective Date, the Parties shall form a Joint Steering Committee comprised of three (3) representatives of each of TOTAL and AMYRIS. The Parties shall alternate selecting the chairperson of the JSC on an annual basis with TOTAL selecting the first chairperson. The JSC shall meet no less frequently than once every three (3) months or as otherwise needed, as reasonably determined by the Parties, during the Term of this Agreement. Such meetings shall be conducted in person or, if otherwise agreed by the Parties, by videoconference and teleconference. The JSC shall agree upon the time and location of the meetings. A reasonable number of additional representatives of a Party may attend meetings of the JSC in a non-voting capacity, subject to the confidentiality provisions of Article 9. Each Party shall pay its own expenses related to participation in the JSC. The JSC shall remain in effect until the expiration of the Term (or for such longer period upon which the Parties agree in writing). All decisions of the JSC shall be made by a vote of any four (4) members of the JSC, with each member having one (1) vote, except as otherwise expressly provided elsewhere in this Agreement. A quorum of the JSC shall consist of four (4) or more members. Any disputes related to the governance of the JSC shall be resolved under the dispute resolution provisions of Article 12. The chairperson of the JSC shall be responsible for scheduling the quarterly meetings on no less than forty-five (45) business days’ notice (which notice may be given via electronic email) and calling non-scheduled meetings, as necessary and agreed to by the Parties, on no less than ten (10) business days’ notice (which notice may be given via electronic email). The chairperson shall record the minutes of the meeting and such minutes shall be circulated to the members of the JSC within two (2) business days following the meeting for review and comment. Thereafter, at the next meeting of the JSC, such minutes shall be considered for approval. All notices to be provided by a Party to the JSC shall be sent to the chairman of the JSC. All notices received by the chairman of the JSC shall be distributed to the other members of the JSC. Each Party shall pay its own expenses related to participation in the JSC. The JSC shall remain in effect until the expiration of the Term (or for such longer period upon which the Parties agree in writing). The Joint Steering Committee shall be responsible for the general affairs of the R&D Collaboration and, among other things:

(i)      The day-to-day management and operations of the R&D Collaboration.

(ii)      Identifying the competences, skills and experiences required for the persons constituting the Exploratory Team and each of the Joint Project Teams and approving the Seconded Employees and AMYRIS’ personnel that will compose the Exploratory Team and the Joint Project Teams from those individuals proposed by the employer-Party.

(iii)      Selecting Candidate Compounds for Screening Activities and approving the related Screening Plan.

(iv)      Based on the results of the Screening Activities, selecting which Candidate Compounds will enter into a Feasibility Study, selecting a Joint Project Team for such Candidate Compound, approving a Feasibility Plan and overseeing the activities of the applicable Joint Project Team in the conduct of the Feasibility Study.

(v)      Reviewing the results of the Feasibility Study and determining whether to prepare (with the collaboration of a Joint Project Team) a Development Project Proposal for such Candidate Compound based on such results.

(vi)      Submitting Development Project Proposals (including notably any revisions thereto) to the Management Committee for approval. Each Development Project Proposal shall include:

(1)      Results of the Screening Activities;

(2)      Conclusions of the Feasibility Study;

(3)      A proposed Development Project Scope, which shall detail, inter alia, feedstock, biotechnology based process and targeted Compounds for expected Products;

(4)      A proposed Development Project Plan;

(5)      A proposed Improvement Scope;

(6)      A proposed Commercialization Plan for the Product(s) which are intended to result from the Development Project (including the production plan for use of the relevant Commercial Strains and Commercial Compounds to produce such Product(s), anticipated capital expenditures and operating expenses, timing for market entry and evaluation of market acceptance, supply chain analysis and sharing of the profits); and

(7)      If it is a New Technology Project, a description of any TOTAL Included IP and AMYRIS Included IP for such relevant Development Project.

(vii)      Reviewing the Development Projects at each milestone or any time when it can be reasonably anticipated that either a milestone will not be reached as per the applicable Development Project Plan or that issues have arisen that might significantly impede the planned progress of the Development Project or the commercial success or viability of the intended final Product(s) and then-current Commercialization Plan and deciding whether to: (i) agree that the Development Project should continue under the then current Development Project Plan, (ii) propose revisions to the Development Project Plan (including, if applicable, the then current Commercialization Plan) for approval by the Management Committee, or (iii) propose that the Management Committee abandon the Development Project.

(viii)      Reviewing the Development Project Plans (including, if applicable, the then-current Commercialization Plans and, if applicable, the then-current Improvement Scopes) and proposing updates thereto to the Management Committee, or in the case of non-major updates to a Development Project Plan, approving such updates (where the Management Committee shall define what constitutes a non-major update from time to time and notify the JSC).

(ix)      Encouraging and facilitating communication between the Parties with respect to the R&D Activities.

(x)      Managing the conduct and monitoring the progress of the R&D Activities, including administrative activities reasonably related thereto.

(xi)      Reviewing and approving of any updates to the Operating Protocol.

(xii)      Communicating to the Parties the progress of the Development Project and coordinating the Parties’ activities in connection therewith.

(xiii)      Carrying out such other duties and responsibilities as are described for it in this Agreement.

For clarity, the JSC shall not have any ability or authority to modify the terms of this Agreement.

(d)      Joint Project Team. In connection with commencing R&D Activities with respect to a given project, the Joint Steering Committee shall form a Joint Project Team for such project. Each Joint Project Team shall be composed of employees from AMYRIS and Seconded Employees (the number of FTEs to be set by the Joint Steering Committee at any given time based on ongoing activities, and the individual employees, to be proposed by the employer-Party and approved by the Joint Steering Committee) and shall be located at AMYRIS Laboratory Facilities, as appropriate to the work to be performed. The Parties shall allocate competent employees to work on each Joint Project Team with relevant competencies, skills and experience. Each Joint Project Team shall be responsible with respect to the applicable project for:

(i)      Conducting the R&D Activities, including notably the Feasibility Studies and Development Projects, but excluding the Screening Activities;

(ii)      Cooperating with the Joint Steering Committee for the preparation of the Feasibility Plan and the Development Project Plan (including any proposed revised Development Project Plan and Improvement Scope); and

(iii)      Preparing reports to the Joint Steering Committee, indicating the progress and status of the Feasibility Study(ies) and Development Project(s).

(e)      Talent Development and Culture Committee. After the Effective Date, the Parties shall form a Talent Development and Culture Committee to coordinate regarding their respective human resources matters, such as talent development and culture, relating to personnel performing activities under the R&D Activities under the R&D Collaboration. The Talent Development and Culture Committee shall be composed of employees from AMYRIS and TOTAL (the number of representatives and the individuals shall be approved by the Parties). The Parties shall appoint competent employees to the Talent Development and Culture Committee. The Talent Development and Culture Committee shall, among other things, facilitate information sharing between the Parties with respect to the Seconded Employees.

(f)      Discontinuation of Participation on a Committee. The Management Committee, JSC, and Talent Development and Culture Committee and the project teams shall continue to exist until the first to occur of (i) the Parties mutually agreeing to disband any or all such committees, or (ii) either Party provides to the other Party written notice of its intention to disband and no longer participate in any or all such committees, which each Party retains the right to do at any time during the Term, in its sole discretion. In the event a Party has provided written notice, or the Parties mutually agree, as referred to in this Section 2.5(f), to disband any or all such committees, such affected committee(s) or team shall have no further force and effect or obligations under this Agreement, all responsibilities shall be reassigned to the Parties, based on mutual agreement with dispute resolution as would apply under this Agreement in the case of an analogous decision by such committee or team, and each Party shall retain any final decision making authority assigned to it in this Agreement with respect to the applicable subject matter.

2.6      Project Research Commitment and Performance.

(a)    Joint Commitments of the Parties.

(i)      Each Party shall use Diligent Efforts to conduct and complete its obligations in accordance with the Plans in a timely manner, which efforts, for purposes hereof, shall include promptly assigning responsibility for the relevant obligations to employees in a timely manner, identifying relevant information, resources and facilities, monitoring performance of such employees, regularly communicating its research progress to the JSC, and making and implementing decisions to advance the progress of the R&D Activities in a timely manner, which decisions are not otherwise allocated to a team or committee hereunder. For the avoidance of doubt, AMYRIS shall be solely responsible for assigning responsibilities to the Seconded Employees and AMYRIS personnel, and monitoring performance of R&D Activities of the Seconded Employees and AMYRIS personnel under the R&D Collaboration.

(ii)      Each Party shall conduct its activities under the R&D Collaboration in compliance in all material respects with the requirements of all applicable laws and regulations (including any applicable laws and regulations relating to genetically engineered microorganisms), with industry standards and regulatory guidance; as well as with good laboratory practices to attempt to achieve its objectives efficiently and expeditiously. AMYRIS shall maintain the AMYRIS Laboratory Facilities, and all other laboratories, offices and all other facilities reasonably necessary to carry out the activities to be performed by it pursuant to the R&D Activities. TOTAL shall maintain all laboratories, offices and all other facilities reasonably necessary to carry out the activities to be performed by TOTAL pursuant to the R&D Activities (other than activities to be performed by the Seconded Employees). Each Party shall prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records, accounts, notes, reports and data with respect to activities conducted pursuant to the Plans as required under this Agreement, other than for such activities (e.g., reporting) assigned to a team or committee hereunder.

(iii)      Within ninety (90) days from the Effective Date, the Parties shall establish, through the Joint Steering Committee, an operating protocol based on good working practices to ensure the coordination of the Exploratory Team and each Joint Project Team, access to technology and operating capacities to conduct the R&D Activities on the terms set forth in this Agreement and shall coordinate compliance with principles of AMYRIS policies and key TOTAL policies, both relating to health, safety, environmental and ethics in the conduct of R&D

Activities conducted by the Parties or their respective employees (“Operating Protocol”). Each Party shall comply with the Operating Protocol in connection with its R&D Activities at the AMYRIS Laboratory Facilities.

(iv)      Each Party, through the applicable Joint Project Team, shall provide reasonable updates of the progress of the R&D Collaboration to the JSC at least quarterly and shall provide any requested data or information resulting therefrom upon request by the other Party. Each Party, through the applicable Joint Project Team shall report to the JSC, and the JSC shall report to the Management Committee promptly after such Party is aware of any significant or potentially patentable Collaboration IP.

(b)    AMYRIS Contributions.

(i)      AMYRIS shall provide the funding to the extent it is obligated to in Section 2.7.

(ii)      AMYRIS shall grant the licenses described in Article 6.

(iii)      AMYRIS shall participate in the research and commercialization of the Products to the extent specified in Article 3.

(iv)      AMYRIS shall pay all amounts due under this Agreement in accordance with the provisions set forth in Articles 4 and 5.

(v)      After the Effective Date, AMYRIS shall dedicate and maintain the AMYRIS Laboratory Resources reasonably expected to be necessary or useful to meet or exceed the milestones and objectives as set forth in the applicable Plan (consistent with the activities assigned to AMYRIS in the applicable Plan). Prior to the approval of any of the Plans for a Development Project, if AMYRIS duly justifies that it has insufficient AMYRIS Laboratory Resources for any specific Development Project, then the Parties may agree to increase the capacity of AMYRIS Laboratory Resources upon terms to be agreed in writing by the Parties, and such resources shall be dedicated in priority to such R&D Activities for which the Parties decided to increase AMYRIS Laboratory Resources; provided, however, that in no event will such increase hamper AMYRIS’ other research and development activities or the other ongoing R&D Activities.

(vi)      Allocation of AMYRIS Laboratory Resources. TOTAL shall have access to (A) the detailed information considered by and decisions of the AMYRIS Technical Executive Committee as such information and decisions relate to the allocation of the AMYRIS Laboratory Resources for the performance of the R&D Activities, and (B) reasonable access to general information in relation to the allocation of AMYRIS Laboratory Resources for any other AMYRIS or Third Party projects (but for clarity, not access to the identity of any AMYRIS partners, the nature of the projects or any confidential information relating to such partners or projects).

(vii)      To the extent reasonably necessary for the performance of the R&D Activities, AMYRIS shall use commercially reasonable efforts to maintain in full effect, and timely perform all its obligations under existing licenses and agreements in Exhibit A.

(viii)      In the event that (x) an AMYRIS employee or contractor conceives or reduces to practice an Invention not related to the R&D Activities or Improvement Scope Activities, and (y) such Invention directly relates to any project of TOTAL or its Affiliates or of any Third Party in partnership or collaboration with TOTAL or its Affiliates and was made using Confidential Information of TOTAL (or of a Third Party received from TOTAL), then AMYRIS agrees that such Invention shall be assigned by AMYRIS to TOTAL or its designee and shall cause the employee or contractor to assign any such Invention to AMYRIS to support such assignment to TOTAL or its designee.

(ix)      AMYRIS shall comply with its other obligations described in this Agreement.

(c)    TOTAL Contributions.

(i)      TOTAL shall provide the funding to the extent it is obligated to in Section 2.7.

(ii)      TOTAL shall grant the licenses described in Article 6.

(iii)      TOTAL shall participate in the research and commercialization of the Products to the extent specified in Article 3.

(iv)      TOTAL shall pay all amounts due under this Agreement in accordance with the provisions set forth in Articles 4 and 5.

(v)      TOTAL shall use commercially reasonable efforts to (A) maintain in full effect, and (B) timely perform all its obligations under existing licenses and agreements necessary to perform the Party’s respective obligations under this Agreement.

(vi)      After the Effective Date, TOTAL shall dedicate and maintain resources reasonably expected to be necessary or useful to meet or exceed the milestones and objectives as set forth in the applicable Plan (consistent with the activities assigned to TOTAL in the applicable Plan).

(vii)      TOTAL shall comply with its other obligations described in this Agreement.

(d)    TOTAL Employees Located at AMYRIS Laboratory Facilities.

(i)      Certain employees of TOTAL or its Affiliates shall be seconded to AMYRIS during the Term, to be located at AMYRIS Laboratory Facilities in Emeryville (United States) and/or Campinas, Sao Paulo (Brazil), as appropriate, and shall be engaged and directly involved in the R&D Activities within the R&D Collaboration (the “Seconded Employees”). The Parties agree that, as soon as practicable following the Effective Date but in no event later than one hundred and twenty (120) days after the Effective Date, the Parties shall enter into a written secondment agreement governing the secondment of the Seconded Employees as further described below or some other similar arrangement as agreed by the Parties (the “Secondment Agreement”), and the first Seconded Employees shall promptly arrive at AMYRIS following the execution of the Secondment Agreement by both Parties (and no earlier). The number of such Seconded Employees is anticipated to vary during the Term of this Agreement, shall be consistent with the R&D Activities approved by the Management Committee (or the Joint Steering Committee, if applicable) and shall not be so large as to jeopardize AMYRIS’ culture. The Seconded Employees shall work alongside AMYRIS employees engaged in the R&D Collaboration as one unified team, through the Exploratory Team and Joint Project Team. AMYRIS shall provide desk, computer, telephone and laboratory space for such Seconded Employees as appropriate. TOTAL shall nominate one of the Seconded Employees to serve as a coordinator between TOTAL and AMYRIS who shall report back to TOTAL on the R&D Collaboration and perform other administrative duties (the “TOTAL Coordinator”). Except for the TOTAL Coordinator, prior to the secondment of each Seconded Employee, TOTAL shall propose each individual Seconded Employee in advance for prior approval by the Joint Steering Committee. The Joint Steering Committee shall carefully evaluate such proposal and shall not unreasonably withhold its consent for the secondment of any such Seconded Employees to AMYRIS (provided, however, that withholding consent to the secondment of any employee of an Excluded Affiliate shall be deemed reasonable). Notwithstanding anything else to the contrary in this Agreement, TOTAL shall be solely responsible for any salary, benefit, travel expenses or any other similar costs incurred by TOTAL with respect to the Seconded Employees or other employees of TOTAL or its Affiliates engaged in R&D Activities (and such amounts shall be included in R&D Costs).

(ii)      The terms of Secondment Agreement of the Seconded Employees shall include the following:

(1)      That TOTAL or its Affiliate, as applicable, shall be responsible for proposing and approving the final compensation package and promotion milestones for each Seconded Employee, provided that TOTAL shall provide relevant information regarding compensation package and promotion milestones to the Talent Development and Culture Committee for review and comment;

(2)      That each Seconded Employee shall travel to TOTAL’s or its Affiliate’s premises, or to other locations, upon TOTAL’s request, for reasons including participation in training sessions, participation in internal TOTAL seminars, scientific exchanges with TOTAL colleagues, and participation in scientific conferences, as long as these requests do not interfere significantly with the R&D Activities and do not occupy more than four (4) weeks per 12 month period (sixteen (16) weeks per 12 month period in the case of the TOTAL Coordinator);

(3)      That TOTAL may require that any Seconded Employee work on projects outside of the scope of the R&D Collaboration, so long as these requests do not interfere significantly with the R&D Activities and do not occupy more than 20% of the Seconded Employee’s total work-time over each 12 month period (provided that this 20% limitation shall not apply to the TOTAL Coordinator); provided that such Seconded Employee shall not use AMYRIS Laboratory Resources other than standard non-scientific office equipment other than in the performance of R&D Activities. For the sake of clarity, neither TOTAL nor the Seconded Employee shall disclose to AMYRIS any Confidential Information of TOTAL relating to such other projects;

(4)    That each Seconded Employee shall report on his/her R&D Activities under this R&D Collaboration to his/her then-current AMYRIS contact as defined in the Plans, and such contact will oversee such Seconded Employee’s participation in the R&D Activities;

(5)    That each Seconded Employee may share with and report to TOTAL all information regarding his/her R&D Activities under the R&D Collaboration (but not any other Confidential Information of AMYRIS, including any potential or ongoing projects and activities with any Third Party not directly involved in the R&D Activities) or any Third Party from whom, through whatever confidential means are chosen by TOTAL, including communication with the TOTAL Coordinator; provided that TOTAL will ensure that such sharing, reporting and communication will comply in all respects with the confidentiality, nonuse and other related obligations under this Agreement and shall be responsible for compliance with the foregoing by a Seconded Employee;

(6)    That Seconded Employees are employees of TOTAL or an Affiliate of Total, as applicable, and not employees of AMYRIS;

(7)    That in the event (i) a Seconded Employee conceives or reduces to practice an Invention during the period of his or her secondment and such Invention is not related to the R&D Activities or Improvement Scope Activities and (ii) such Invention directly relates to any project of AMYRIS or its Affiliates or of any Third Party in partnership or collaboration with AMYRIS or its Affiliates and was made using Confidential Information of AMYRIS (or of a Third Party received from AMYRIS), then TOTAL agrees that such Invention shall be assigned by TOTAL to AMYRIS or its designee and shall cause the Seconded Employees to assign any such Invention to TOTAL to support such assignment to AMYRIS or its designee. All other Inventions by Seconded Employees shall be assigned to TOTAL or as otherwise provided in this Agreement; and

(8)    Appropriate indemnification provisions relating to the Seconded Employees.

2.7        Funding of R&D Collaboration. In consideration for the rights and licenses granted under this Agreement, the Parties agree to fund the R&D Activities as set forth in this Section 2.7.

(a)      For all R&D Activities (other than those relating to New Technology Projects or the TOTAL R&D Option) undertaken by the Parties under this Agreement, the Parties shall share the R&D Costs for R&D Activities on an equal basis (50%/50%) or such other percentage as is agreed by the Parties in writing (including R&D Costs associated with the selection of Candidate Compounds and Screening Activities), unless otherwise mutually agreed in writing and except as otherwise set forth in Sections 2.7(c) and 2.7(d) below. For all R&D Activities relating to New Technology Projects, the Parties shall share the R&D Costs for R&D Activities as set forth in the preceding sentence; provided, however, that prior to commencement of such activities, the Parties shall negotiate in good faith to agree on any adjustment in the Parties’ respective cost-sharing percentages required to take into account the nature of the project and the relative contributions of each Party and any Third Parties with which the Parties may collaborate on such New Technology Projects.

(b)      All R&D Costs shall be payable “at cost” and included in the calculations under this Agreement solely if they are reasonable and documented and consistent with the budget set forth in the applicable Plan.

(c)      Notwithstanding Section 2.7(a) above, TOTAL or an Affiliate designated by TOTAL shall finance the reasonable and documented R&D Costs for the R&D Activities conducted under the Screening Plans, Feasibility Plans and the Development Project Plans (other than a Development Project Plan for a TOTAL R&D Option) approved by the Management Committee (or the Joint Steering Committee, if applicable) up to a cumulative amount of fifty million USD ($50,000,000).

(d)      Notwithstanding Section 2.7(a) above, in the event that TOTAL exercises the TOTAL R&D Option, TOTAL shall finance the R&D Costs relating to R&D Activities associated with the TOTAL R&D Option that are performed as and from the date of exercise of the TOTAL R&D Option, including Screening Activities, if applicable.

(e)      R&D Costs associated with the purchase of equipment funded by TOTAL under a Development Project Plan shall be fully tracked, and the equipment shall be owned by the Party specified by the Management Committee. If TOTAL is the owner (whether partial owner or complete owner), then TOTAL and AMYRIS shall enter into an Equipment Loan Agreement covering the terms of the provision of such equipment. All equipment that is “specific to a Development Project” (in other words, specifically applicable to a certain Lead Compound or specialized processing for such Lead Compound) shall be for the exclusive use of the R&D Collaboration. For the avoidance of doubt, the Management Committee (or the Joint Steering Committee, if applicable) shall designate when any such equipment shall be considered “specific to a Development Project”. All equipment that is not “specific to a Development Project” shall be used for the R&D Collaboration or for the Improvement Scope Activities in priority to any other uses by the Parties.

(f)      AMYRIS shall provide TOTAL with an invoice at least thirty (30) days prior to the commencement of any calendar quarter reflecting the expected R&D Costs for which TOTAL is responsible under this Agreement during the immediate following Calendar Quarter, which invoice shall be based on the budget in the applicable Plan. Following receipt of such invoice TOTAL shall pay AMYRIS, at least fifteen (15) days prior to the commencement of the applicable Calendar Quarter, for the portion of estimated R&D Costs for which TOTAL is responsible, with the first payment being made prior to commencement of the applicable R&D Activities, whether or not at the start of the applicable Calendar Quarter. AMYRIS shall provide TOTAL with an updated invoice reflecting the actual amount of the R&D Costs for which TOTAL is responsible hereunder within fifteen (15) days after the end of the Calendar Quarter. If AMYRIS’ R&D Costs for a given Calendar Quarter are less than the amount paid by TOTAL in advance for such Calendar Quarter, then TOTAL shall deduct the difference from the next upcoming scheduled quarterly payment for the applicable project. If AMYRIS’ R&D Costs are greater than the advance payment from TOTAL, then the upcoming scheduled quarterly payment shall be increased by the difference. At the end of each calendar year during the applicable

Development Project, the total amount paid by TOTAL pursuant to this Section 2.7(f) shall be reconciled with AMYRIS’ R&D Costs incurred for the applicable project so that TOTAL has paid the portion of R&D Costs incurred by AMYRIS for which TOTAL is responsible in this Agreement. AMYRIS shall pay TOTAL for any R&D Costs of TOTAL for which AMYRIS is responsible hereunder on a Calendar Quarter and as incurred basis where any amounts owed by one Party to the other Party under this clause (f) may be handled by way of cash-netting if and as mutually agreed by the Parties in writing.

2.8        Exclusivity.

(a)      Once a Development Project Plan has been approved by the Management Committee, the Parties shall work on such Development Project exclusively within the R&D Collaboration, and each Party agrees not to develop within the Development Project Scope any Lead Compound (and for clarity, the foregoing shall apply to AMYRIS in the case of the R&D Option), either alone, with or through Affiliates (in the case of TOTAL where such Affiliate has received Confidential Information related to the particular Development Project) or with a Third Party during the term of the Development Project and for a period of one year thereafter. If TOTAL exercises the TOTAL R&D Option, then TOTAL agrees not to develop any Lead Compound within the Development Project Scope of the project conducted under the TOTAL R&D Option, either alone, with or through Affiliates or with a Third Party during the term of the Development Project and for a period of one (1) year thereafter outside of the R&D Collaboration.

(b)      Furthermore, if a Party’s Management Committee representatives vote against a Development Project Proposal and the other Party votes for a Development Project Proposal, then such Party shall not Develop the corresponding Lead Compound within the Development Project Scope either alone, with or through Affiliates or with a Third Party for a period of one (1) year after such vote.

(c)      If TOTAL has exercised the TOTAL R&D Option for a Development Project, then AMYRIS shall not Develop the corresponding Lead Compound within the corresponding Development Project Scope either alone, with or through Affiliates or with a Third Party during the period in which the Development Project is being pursued under the TOTAL R&D Option, and for a period of one (1) year thereafter.

(d)      In the event that AMYRIS or any of its Affiliates desires to use any TOTAL-Owned Collaboration IP to conduct research, development or production in collaboration with a Third Party (“At-Issue Activity”), it shall first provide TOTAL written notice containing a reasonably detailed description of the project relating to the At-Issue Activity and a description of the terms available to participate in the At-Issue Activity (the “Proposed Project”). Neither AMYRIS nor its Affiliates shall commence the Proposed Project without TOTAL or its Affiliates for a period of 60 days from the date of notice being given to TOTAL or until AMYRIS receives written notice from TOTAL that neither TOTAL nor its Affiliates desire to enter into such Proposed Project with AMYRIS, whichever is earliest. If TOTAL provides notice to AMYRIS within such 60 day period that it or any of its Affiliates (other than Excluded Affiliates) desires to enter into such a transaction with AMYRIS or its Affiliates, then AMYRIS and its Affiliates shall not commence the Proposed Project without TOTAL or its Affiliate, and

AMYRIS or any of its Affiliates shall enter into an agreement for the Proposed Project with TOTAL (which agreement may include one or more Third Parties). In the event that AMYRIS desires to modify the terms of any Proposed Project in any way that makes such transaction more favorable to AMYRIS (or potentially to TOTAL), AMYRIS shall provide written notice thereof to TOTAL and the 60 day period shall commence anew. In the event that TOTAL provides no notice or declines in writing during the said 60 period, AMYRIS shall thereafter be free to engage in the Proposed Project either alone or with one or more Third Parties and, for clarity, the license grant provisions of Section 6.5(d) shall apply.

3.        PRODUCTION AND COMMERCIALIZATION

3.1      Purpose, Structure and Management of the JV Company.

(a)      Purpose.    If the Management Committee decides to use a Commercial Strain and Commercial Compound for the production and commercialization of a Product(s) through a joint venture entity, the Parties shall negotiate in good faith to establish a joint venture legal entity (or such other legal entity structure as the Parties may agree), in which each Party (either directly or indirectly through one or more of their Affiliates) shall be a 50% owner. Such joint venture entity shall use the relevant Commercial Strain and Commercial Compound to Make and Sell Products developed through the R&D Collaboration (other than those developed through the TOTAL R&D Option) and to commercialize worldwide such Products in all markets, as set forth in the approved Commercialization Plan (or in any approved revision thereto), which markets shall not include the Excluded Markets except as permitted in Section 3.5. Depending on the different Products and the different countries in which Products will be commercialized, and other relevant considerations, the Parties may create one or more joint venture entities for the commercialization of the Products, each of which shall be owned 50/50 by the Parties or any of their respective Affiliates and referred to collectively as a single “JV Company” in this Agreement.

(b)      Structure.    The Parties shall agree on the structure and the organization of the JV Company, so that the Parties (either directly or indirectly through one or more of their Affiliates) equally share (50%/50%) the control of such JV Company. Notwithstanding the foregoing, the Parties intend that the JV Company shall be structured and organized, as reflected in the documents establishing the JV Company and reflecting each of the Party’s (or their Affiliates) resulting relationship to the JV Company, so that AMYRIS or its Affiliate has the ability to consolidate the financial statements of the JV Company in accordance with U.S. GAAP, or such other accounting standards agreed by the Parties in writing from time to time. Notwithstanding the foregoing, if in the judgment of the Parties’ independent auditors, TOTAL or its Affiliate can consolidate the financial statements of the JV Company while maintaining the ability of AMYRIS or its Affiliate to also consolidate such JV Company results, then TOTAL or its Affiliate, as applicable, shall have the option to consolidate the financial statements of the JV Company. The Parties agree to cooperate in good faith regarding the form, location, structure or any other aspect of the JV Company in order to optimize the Tax burden of each party resulting from the creation and operation of the JV Company or otherwise in order to address any tax considerations raised by either Party.

(c)    Management.    The JV Company shall be governed by a Board of Directors (the “Board”). Unless otherwise agreed to in writing by the Parties, TOTAL and AMYRIS shall each appoint three (3) members to the Board and all decisions of the Board shall be made by vote of any four (4) members of the Board. Unless otherwise agreed to in writing by the Parties, a quorum shall consist of four (4) members of the Board. The Board shall be responsible for, among other things, implementing the Commercialization Plan (reviewing and revising if appropriate, including making the production decisions described in Section 3.2) and appointing officers and other key members of management of the JV Company. It is anticipated that the Board may choose to establish committees from time to time to assist in the management of the activities of the JV Company. Unless the Parties otherwise agree, such committees shall have equal representation from both Parties and decisions shall be made by a majority vote. Each Party shall bear its own costs for participation in the Board.

3.2      Production and Commercialization.

(a)      Production and Commercialization.    The intent of the Parties is to Make and Sell and commercialize Products through the JV Company in accordance with a Commercialization Plan, unless otherwise permitted herein. The Commercialization Plan shall set forth the plans for producing the Product using the Commercial Strain and the Commercial Compound and commercializing the resulting Product(s). Prior to commencement of any New Technology Project, the Parties shall negotiate in good faith to agree on any adjustments in the Parties’ respective rights and obligations under this Section 3.2 and Section 3.3 to take into account the nature of the project and the relative contribution of the Parties (and any Third Parties). Unless otherwise agreed by the Parties, each Party and its Affiliates shall not use any Commercial Strain or Commercial Compound to make a Product other than under Sections 3.2, 3.3 or 3.5.

(b)      Carry.    If AMYRIS seeks to raise sufficient capital to fund its participation in the production of Products through the JV Company, then AMYRIS may submit written notice to TOTAL requesting that TOTAL make an offer to “carry” AMYRIS’ capital obligations for such participation (a “Carry Request”). The Carry Request shall include sufficient information in order for TOTAL to assess whether or not to offer AMYRIS a “carry”, including the amount of capital that AMYRIS desires for TOTAL to carry, a proposed interest rate or rate of return, as applicable, and a repayment schedule. TOTAL shall have sixty (60) days following receipt of such Carry Request to submit, in its sole discretion, a written offer to AMYRIS that sets forth the material terms of the “carry” (a “Carry Offer”). The Carry Offer may consist of the terms in AMYRIS’ Carry Request or may consist of entirely different terms, in TOTAL’s sole discretion (including guaranteeing a Third Party loan to access sufficient capital or other terms). If TOTAL does not submit a Carry Offer to AMYRIS within such 60 day period, TOTAL shall be deemed to have not made a “carry” offer. AMYRIS shall have sixty (60) days to notify TOTAL in writing of its acceptance or rejection of a Carry Offer submitted by TOTAL, and a failure to accept a Carry Offer within such 60 day period shall be deemed a rejection of such Carry Offer. If AMYRIS accepts TOTAL’s Carry Offer, the Parties agree to negotiate in good faith to enter into a definitive agreement memorializing the accepted terms and conditions of the Carry Offer.

(c)      The Parties shall use commercially reasonable efforts to develop through the JV Company (under conditions to be agreed in the Commercialization Plan) at least the first large scale commercial plant for each Product (including Large Market Products and non-Large Market Products).

(d)      Under certain conditions described herein the production and commercialization of Products may be done independently by each Party or any of its Affiliates (including with the participation of one or more Third Parties) outside the JV Company as follows:

(i)      for Large Market Products, production and commercialization may be conducted by one or both Party(ies) or its Affiliate(s) independently from one another and from the JV Company, provided that the applicable Party or its Affiliate shall offer to the other Party a “Production Right of First Refusal” as described in this subclause (i) to participate in such Party’s or its Affiliate’s investment, production or commercial arrangement (as the case may be) in relation to such Product(s) as described in this paragraph. In the event that a Party or any of its Affiliates (“Proposing Party”) desires to independently (either alone or with one or more Third Parties) Make and Sell and commercialize a particular Product among the Large Market Products, it shall first provide the other Party hereto (the “Receiving Party”) written notice containing a description of the project and a description of the terms available to participate in the investment, production or commercialization thereof (the “Proposed Project”). The Proposing Party shall not commence the Proposed Project without the Receiving Party for a period of sixty (60) days from the date of notice being given to the Receiving Party or until Proposing Party receives written notice from Receiving Party that Receiving Party does not wish to enter into such Proposed Project with Proposing Party, whichever is earliest. If Receiving Party provides notice to Proposing Party within such sixty (60) day period that Receiving Party or any of its Affiliates desires to enter into such a transaction with Proposing Party on such terms and conditions, then Proposing Party shall not commence the Proposed Project without the Receiving Party or its Affiliate, and the Receiving Party or any of its Affiliates shall enter into an commercial agreement for the Proposed Project with the Proposing Party (which commercial agreement may include one or more Third Parties). In the event that the Proposing Party desires to modify the terms of any Proposed Project in any way that makes such transaction more favorable to Proposing Party (or potentially to Receiving Party), Proposing Party shall provide written notice thereof to Receiving Party and the sixty (60) day period shall commence anew. In the event that the Receiving Party provides no notice or declines in writing during the said sixty (60) period, the Proposing Party shall thereafter be free to engage in the Proposed Project either alone or with one or more Third Parties. If the Receiving Party rejects or otherwise does not enter into the Production Right of First Refusal within the relevant time period in this paragraph above, then the Proposing Party shall pay the Receiving Party a royalty to be agreed upon in the Commercialization Plan in an amount between [*] to [*] (or such other rate as may be mutually agreed in the Commercialization Plan) of the Net Income deriving from such projects. The royalty due under this paragraph shall be calculated in the manner described in Exhibit D.

(ii)      for any Products other than the Large Market Products, while it is the intent of the Parties to Make and Sell and commercialize such Products through the JV Company and the relevant Commercialization Plan, if there is a substantial material change in

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the assumptions underlying such Commercialization Plan such that a Party can demonstrate “good reason” not to follow such Commercialization Plan (i.e., where “good reason” means that (x) such express assumptions are not met and the failure to meet such assumptions causes a Party to reasonably conclude that the Commercialization Plan is no longer commercially viable as written; or (y) the other Party materially fails to perform its obligations in connection with such Commercialization Plan), and if the Board cannot agree on a new Commercialization Plan, then each Party may decide to Make and Sell such Product independently, provided that:

A)

the producing Party shall pay the non-producing Party a royalty to be agreed upon in the Commercialization Plan in an amount between [*] to [*] (or such other rate as may be mutually agreed in the Commercialization Plan) of the Net Income deriving from such projects and calculated in accordance with Exhibit D; and

B)

The producing Party shall enter into a marketing agreement with the JV Company to optimize market access with respect to the Product for both the producing Party and the JV Company to be approved by both Parties.

(e)      Disclosures. Promptly following a request, AMYRIS shall disclose to the JV Company or, in the event that TOTAL has the right under this Agreement to commercialize any Compound(s) or Product(s), TOTAL or an Affiliate designated by TOTAL, all then-existing applicable AMYRIS Technology that is licensed to the JV Company or TOTAL or its Affiliates, as applicable, that is relevant to the use of the Commercial Strain to create Commercial Products produced therefrom, solely to the extent necessary or reasonably useful to enable the JV Company or TOTAL or its Affiliates, as applicable, to Make and Sell the Commercial Products. Such disclosure is to occur as soon as commercially practicable and on a schedule reasonably determined by the Parties. TOTAL shall reimburse AMYRIS’ actual out-of-pocket costs paid to Third Parties for such transfer and for any AMYRIS FTEs at the AMYRIS FTE Rate.

(f)      JV Company Costs and Revenues. Unless otherwise agreed (i) in the Commercialization Plan approved by the Management Committee and in place when the applicable Product is contributed to the JV Company; (ii) in the Commercialization Plan as it may be revised by the Board; or (iii) as otherwise agreed in a written agreement of the Parties, the costs and revenues of the JV Company shall be equally shared (50%/50%) among the Parties, except as follows. If TOTAL has not achieved an Internal Rate of Return of 20% with respect to the applicable Product after the initial three year period (or such period as otherwise agreed between the Parties in writing) from the date of First Commercial Sale, TOTAL shall be entitled to receive 100% of all distributable income with respect to such Product from the JV Company until TOTAL has achieved such Internal Rate of Return.

3.3      Production and Commercialization Resulting From TOTAL’s Exercise of the TOTAL R&D Option.    If TOTAL exercises the TOTAL R&D Option, then TOTAL or its Affiliates have the exclusive (other than in the Excluded Markets) right to use a Commercial Strain to Make and Sell any Commercial Compound(s) or Product(s) independently as permitted under this Agreement with respect to any such Commercial Strain, Commercial Compound or Product resulting from TOTAL’s exercise of the TOTAL R&D Option at the R&D Project Phase, then AMYRIS shall receive a royalty equal to [*] of Net Income from TOTAL’s (or its

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Affiliates) production and commercialization activities with respect to such Product, except as follows. If TOTAL and its Affiliates, collectively, have not obtained an Internal Rate of Return of twenty percent (20%) with respect to such Compound or Product following the initial three year period from the date of First Commercial Sale (or such other time period agreed between the Parties in writing) of such Compound(s) or Product(s), TOTAL (or its Affiliates) shall be entitled to retain 100% of all Net Income until it has achieved such Internal Rate of Return. The royalty due under this paragraph shall be calculated in accordance with Exhibit D.

3.4      TOTAL Access to JV Company Products.    When making decisions about how to commercialize Products, the JV Company shall grant TOTAL and its Affiliates the first right to make an offer to purchase any JV Company Product at market price and under “most favored nation” terms. As used in this paragraph, “most favored nation” terms means that the terms and conditions (including price, discounts, favorable delivery terms etc.) granted by the JV Company to any Third Party shall be offered by the JV Company to TOTAL and its Affiliates. In addition to the foregoing, TOTAL and its Affiliates shall be a first priority customer of the JV Company, meaning that (i) Products are offered to TOTAL and its Affiliates first (prior to its other Third Party customers); and (ii) at any time there is a greater demand than supply of Products for a particular period, such Products shall first be allocated to TOTAL and its Affiliates prior to allocation to any Third Party customer. Notwithstanding the foregoing, for the “most favored nation” terms and the “first priority customer”, the JV Company shall make any decisions considering the best interests of the JV Company as a whole, including optimizing the JV Company as a whole, including optimizing the JV Company supply and demand planning and profits and not harming the JV Company’s relationship with its long-term, strategic customers.

3.5      Products for Excluded Markets.    Subject to any prohibitions in this Agreement, AMYRIS has the exclusive right to use any and all Commercial Strains to Make and/or Sell Commercial Compounds or Products (including any jointly developed Commercial Compound or Product) in the Excluded Markets, provided that in the case of the TOTAL R&D Option TOTAL retains the right to make or have made Commercial Compounds or Products for the Excluded Markets for the exclusive supply to AMYRIS; subject to the following: If (a) both Parties have jointly developed a Product during the R&D Collaboration that has an application and can be commercialized in one or more Excluded Markets, and (b) if AMYRIS Makes and Sells such Compound or Product independently in an Excluded Market, and (c) the JV Company or TOTAL independently is not producing such Compound or Product for the non-Excluded Market; then AMYRIS shall provide TOTAL a share of Net Income on such Compound or Product calculated in the same percentage as the Parties would have shared profits for such Compound or Product if they had commercialized it through a JV Company in a non-Excluded Market until TOTAL has recovered the R&D Costs funded by TOTAL that are associated with such Compound or Product with an Internal Rate of Return of twenty percent (20%). If the JV is producing any Product or Compound for a non-Excluded Market, then the Parties agree that the JV Company (or TOTAL in the case of the R&D Option) will grant AMYRIS exclusive preferred access to purchase any such JV Company Compound and/or Product at market price for sale by AMYRIS or its designee in the Excluded Markets. Notwithstanding the foregoing, that for the exclusive “preferred access” terms the JV Company shall make any decisions considering the best interests of the JV Company as a whole, including optimizing the JV Company as a whole, including optimizing the JV Company supply and demand planning and profits.

3.6      Additional Collaboration and Agreement between the Parties.    The Parties acknowledge and agree that in no event shall a breach of this Section 3.6 constitute a material breach of this Agreement (and for clarity shall not give rise to a termination right under Section 10.2), provided that the foregoing shall not be construed to limit the possibility that such breach may be a material breach of this Section 3.6.

(a)      Given the strategic cooperation between TOTAL and AMYRIS, TOTAL and its Affiliates shall have access to purchase and market all products (including Products) produced by or on behalf of AMYRIS or any of its Affiliates (other than products intended for an Excluded Market), under terms not less favorable than those offered to or received from Third Parties by AMYRIS, in any market that TOTAL or its Affiliates has a significant market position (meaning ranked between one and three in terms of sales based on figures reasonably provided by TOTAL for a particular market) for the particular product or any similar product; provided further that in making the determination of the terms required to be offered to TOTAL or its Affiliates under this Section 3.6(a), AMYRIS need not take into consideration the terms included in any commercial agreements with Third Parties who have provided material funding assistance or other terms or license rights of material value for the development or commercialization of such product (whether such agreement is entered into before or after the Effective Date). Notwithstanding the foregoing, if AMYRIS undergoes a transaction in which a Third Party acquires control of AMYRIS (where control is as defined in the definition of Affiliates), the Affiliates of AMYRIS subject to the provision of this Section 3.6(a) shall be limited to those Affiliates of AMYRIS that exist immediately prior to such transaction.

(b)      The Parties intend that, at AMYRIS’ discretion, they will cooperate in Europe to jointly develop a regulatory and distribution strategy for access to the European market for products that are not Products.

(c)      Prior to entering into a negotiation for an arrangement to sell any product (but excluding products for which one or more Third Parties provided material funding assistance or other terms or license rights of material value for the development or commercialization of such product (whether such agreement is entered into before or after the Effective Date)) on an exclusive basis to a F-1 TOTAL Competitor, AMYRIS shall provide written notice to TOTAL and shall grant to TOTAL the right of first negotiation to enter into an exclusive arrangement for such product on terms at least as favorable as those AMYRIS contemplates offering to any such F-1 TOTAL Competitor. AMYRIS will negotiate such terms in good faith with TOTAL for a period of not less than [*]. During the time period that AMYRIS is negotiating such arrangement with TOTAL, AMYRIS shall not negotiate such an arrangement with any F-1 TOTAL Competitor.

4.        ROYALTY TERM

As to sales of a particular Product subject to royalty payment under this Agreement on a country-by-country basis, the royalty payment obligation shall be owed and payable for all sales of the Product by the applicable Party in such country occurring during the Royalty Term.

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5.        PAYMENT; RECORDS; AUDITS

5.1      Payment; Reports.    Royalty obligations under Article 3 and Article 6 shall accrue upon the sale of each Product (and where applicable pursuant to Article 10, products) during a particular Calendar Quarter. Within thirty (30) days after the end of each Calendar Quarter during which there were sales of Products, the Parties shall prepare and send to each other written reports (each, a “Quarterly Royalty Report”) setting forth the following in detail for each Product sold by such Party during the Calendar Quarter and for each country of sale: (a) the number of Products sold and gross invoiced amounts for the sales during the Calendar Quarter of each Product in each country by such Party, its Affiliates and sublicensees; (b) the calculation of Net Income based on such sales; and (c) the royalty payments payable and the method used to calculate the royalty payments, and the exchange rates used. Within forty-five (45) days after the end of such Calendar Quarter, the Parties shall reconcile all royalties payable based on Net Income during such Calendar Quarter to determine the net royalty payment payable from one Party to the other Party and the Party with a payment obligation shall be provided with written notice of such payment obligation. All net royalty payment obligations based on Net Income during a Calendar Quarter shall be due and payable by the Party with the royalty payment obligation to the other Party within sixty (60) days of the end of the Calendar Quarter.

5.2      Exchange Rate; Manner and Place of Payment.    All payments owed under this Agreement shall be payable and made in U.S. dollars. When conversion into U.S. dollars of any amounts of sales made in any foreign currency is required, such conversion shall be at an exchange rate equal to the rate of exchange for the currency of the country from which the royalty payments are payable on the last business day of the applicable Calendar Quarter as published by The Wall Street Journal, Eastern U.S. Edition. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by TOTAL or AMYRIS (as applicable), unless otherwise specified in writing by such Party.

5.3      Withholding Taxes.    All amounts due and payable under this Agreement (including all royalty amounts) may be subject to deduction for withholding taxes. If any withholding taxes are required to be withheld by a Party, such Party will (a) timely pay the withholding taxes to the proper taxing authority, and (b) send proof of payment to the other Party and certify its receipt by the taxing authority within thirty (30) days following such payment. Any such amounts paid to a taxing authority with regard to payments made to, or income earned by, another Party shall (i) be deducted from any payments due such other Party under this Article 5 for such Calendar Quarter, and (ii) to the extent the amount of withholding taxes exceeds the amount of such payments due such other Party for such Calendar Quarter, give rise to a payment obligation to be settled in accordance with this Article 5 from the other Party to the Party that withheld and paid over the Taxes. No Party shall be obligated to gross-up or true-up any amounts due to the other Party as a result of any withholding taxes paid.

5.4        Audits.

(a)      R&D Costs.    Each Party shall keep (and shall cause its Affiliates and sublicensees to keep) complete and accurate records pertaining to their respective R&D Costs (including all FTEs actually working on the R&D Collaboration) in sufficient detail to permit the other Party (the “Auditing Party” to confirm the accuracy of the R&D Costs (including all costs underlying the AMYRIS FTE Rates and Related Allocation as set forth in Exhibit E and analogous costs for TOTAL) charged (in whole or in part) to the Auditing Party. Such records shall be kept for a period of two (2) years following the relevant reporting period. The Auditing Party shall have the right to cause an independent, certified public accountant reasonably acceptable to the other Party (the “Audited Party”) to audit such records to confirm their accuracy. Such audits may be conducted no more than once during each twelve (12) month period and shall be made during normal business hours upon reasonable prior written notice to the Audited Party. Such accountant shall enter into a customary confidentiality agreement with the Audited Party in form and substance reasonably acceptable to the Audited Party to keep all information inspected in such audit confidential, except that such accountant may report to the Auditing Party and the Audited Party the results of such audit, including any inaccuracies in any invoices or amounts paid to the Audited Party by the Auditing Party and the factual bases for such inaccuracies. Any such audit shall be for the sole purpose of verifying the Audited Party’s R&D Costs funded by the Auditing Party. Results of any such audit hereunder shall be made available promptly to both Parties in writing. If any such audit shows that the Auditing Party overpaid the Audited Party amounts actually owed under this Agreement, the Audited Party shall reimburse to the Auditing Party within thirty (30) days of the date such audit results are provided to the Audited Party the amounts of such overpayment, with interest at the prime rate of interest quoted in the Money Rates section of the Wall Street Journal (New York Edition) calculated annually (or the maximum legal annual interest rate, whichever is lower) from the date such amount was actually owed under this Agreement until the Audited Party actually pays the Auditing Party such amounts of overpayment. If any such audit shows that the Auditing Party underpaid the Audited Party amounts actually owed under this Agreement, the Auditing Party shall pay to the Audited Party within thirty (30) days of the date such audit results are provided to the Auditing Party the amounts of such underpayment. The Auditing Party shall bear the actual cost of its auditors conducting an audit.

(b)      Royalty Reports.    Each of the Parties shall keep (and shall cause their Affiliates and sublicensees to keep) complete and accurate records pertaining to their Net Income and sale or other disposition of Products and to the matters relating to other payment obligations of the Parties hereunder in sufficient detail to permit the other Party to confirm the accuracy of all royalty and other payments due under this Agreement. Such records shall be kept for a period of three (3) years following the relevant reporting period. Each Party (an “Auditing Party”) shall have the right to cause an independent, certified public accountant reasonably acceptable to the other Party (an “Audited Party”) to audit such records to confirm the accuracy of the Quarterly Royalty Reports, the royalty payments made and other payments made. Such audits may be conducted no more than once during each calendar year and shall be made during normal business hours upon reasonable prior written notice to the Audited Party. Such accountant shall enter into a customary confidentiality agreement with the Audited Party in form and substance reasonably acceptable to the Audited Party to keep all information inspected in such audit confidential, except that such accountant may report to both Parties the results of such audit, including any inaccuracies in any Quarterly Royalty Reports or amounts paid to the Auditing Party by the Audited Party and the factual bases for such inaccuracies. If any such audit shows that the Audited Party underpaid the Auditing Party amounts actually owed under this Agreement, the Audited Party shall pay to the Auditing Party within thirty (30) days of the date such audit results are provided to the Audited Party the amounts of such underpayment, with interest at the prime rate of interest quoted in the Money Rates section of the Wall Street Journal (New York Edition) calculated annually (or the maximum legal annual interest rate, whichever is lower) from the date such amount was actually owed under this Agreement until the Audited Party actually pays the Auditing Party such amounts of underpayment. The Auditing Party shall bear the actual cost of its auditors conducting an audit unless the audit discloses an underpayment by the Audited Party of the greater of $25,000 or five percent (5%) or more than the amount of royalty payments or other payments due under this Agreement for the period audited, in which case the Audited Party shall bear the reasonable out-of-pocket costs actually incurred by the Auditing Party in connection with such audit and shall promptly remit to the Auditing Party the underpayment amount and the costs of the audit upon the Auditing Party providing invoices with reasonably detailed supporting documentation showing the costs of the audit.

6.        INTELLECTUAL PROPERTY

6.1      Ownership.

(a)      Background IP.    Subject to the license grants set forth in this Agreement, (i) TOTAL shall retain all of its right, title and interest in and to the TOTAL Background IP, and (ii) AMYRIS shall retain all of its right, title and interest in and to the AMYRIS Background IP. Notwithstanding any other provision of this Agreement, TOTAL Background IP shall not be deemed to be introduced as TOTAL Included IP in any aspect of R&D Activities, Improvement Scope Activities, or Commercialization activities without an express election by TOTAL and by following the process set forth in Section 6.1(c)(i) below.

(b)      Non-Collaboration IP.    Subject to the license grants set forth in this Agreement with respect to Included IP, (i) TOTAL shall retain all of its right, title and interest in and to the TOTAL Non-Collaboration IP, and (ii) AMYRIS shall retain all of its right, title and interest in and to the AMYRIS Non-Collaboration IP. Notwithstanding any other provision of this Agreement, TOTAL Non-Collaboration IP shall not be deemed to be introduced as TOTAL Included IP in any aspect of R&D Activities, Improvement Scope Activities, or commercialization activities without an express election by TOTAL and by following the process set forth in Section 6.1(c)(i) below. Notwithstanding any other provision of this Agreement, AMYRIS Non-Collaboration IP shall not be deemed to be introduced as AMYRIS Included IP in any aspect of R&D Activities, Improvement Scope Activities, or commercialization activities without an express election by AMYRIS and by following the process set forth in Section 6.1(c)(i) below, other than AMYRIS Non-Collaboration IP which is automatically deemed to be AMYRIS Included IP as set forth in Section 6.1(c)(ii).

(c)      Included IP.

(i)      From time to time during the Term of this Agreement, a Party may choose, in its sole discretion, to introduce its Non-Collaboration IP and/or its Background IP into the R&D Collaboration to facilitate the performance of the R&D Activities, the activities of a JV Company related to a Product or under the Improvement Scope Activities. In each such case, such Party shall provide advance written notice to the Joint Steering Committee identifying the nature of such Non-Collaboration IP and/or such Background IP and a proposal for how such

Non-Collaboration IP and/or Background IP, as applicable, may be used in the R&D Collaboration, the activities of a JV Company related to a JV Product or the Improvement Scope Activities. If the Joint Steering Committee agrees to accept the terms under which the Non-Collaboration IP and/or Background IP, as applicable, may be used in the R&D Collaboration or the activities of a JV Company related to a JV Product or the Improvement Scope Activities, such Non-Collaboration IP and/or Background IP, as applicable, shall become Included IP. In any event, each Party agrees not to assert infringement of any intellectual property it Controls by the other Party or any of its Affiliates for asserting its rights, or performing its obligations, under the Agreement or the documents establishing the JV Company.

(ii)    Notwithstanding the following, any AMYRIS Background IP and AMYRIS Non-Collaboration IP, in each case, encompassing general means of practicing synthetic biology, including without limitation, methods and means to construct and test a Strain (including without limitation all related software, workflow, apparatus or arrangement of apparatuses, knowledge database systems, processes, systems and technology for the design, selection, engineering and development of Strains) shall be deemed AMYRIS Included IP without further action on the part of AMYRIS or the Joint Steering Committee, and such AMYRIS Included IP may be utilized by the Parties for the performance of the R&D Activities, the activities of a JV Company related to a Product or the Improvement Scope Activities, according to the terms of the Agreement. However, TOTAL may veto the inclusion of selected AMYRIS Non-Collaboration IP that would otherwise constitute Included IP, but such veto must be exercised in connection with the voting of its representatives on the Joint Steering Committee.

(iii)    From time to time during the Term of this Agreement, Inventions Controlled by a Third Party may be used in the performance of the R&D Activities, the activities of a JV Company related to a Product and the Improvement Scope Activities. Terms and provisions relating to such Third Party Inventions shall be agreed on in writing by the Parties on a case by case basis.

(d)      Collaboration IP.

(i)      AMYRIS-Owned Collaboration IP.    As between the Parties, subject to the license grants set forth in this Agreement, AMYRIS shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to the AMYRIS Tools IP and MEV Pathway IP conceived and reduced to practice in the performance the R&D Activities and/or the performance of activities on behalf of the JV Company related to a Product or the means of making the Product (“AMYRIS Owned Collaboration IP”). TOTAL hereby assigns to AMYRIS, without further consideration, all right, title and interest that TOTAL may have from time to time (other than by virtue of the license grants in this Article 6) in any AMYRIS Tools IP and MEV Pathway IP and shall, at AMYRIS’ reasonable expense, execute all documents and take all actions reasonably requested by AMYRIS from time to time to perfect AMYRIS’ title to and ownership thereof.

(ii)      Jointly-Owned Collaboration IP.    As between the Parties, subject to the license grants set forth in this Agreement, AMYRIS and TOTAL shall have joint ownership of all right, title and interest on a worldwide basis in and to the New Tools IP and Main IP conceived and reduced to practice in the performance of the R&D Activities and/or the performance of activities on behalf of the JV Company related to a Product or the means of making the Product, other than TOTAL Owned Collaboration IP (“Jointly Owned Collaboration IP”). Each Party shall have the right to use and exploit all Jointly-Owned Collaboration IP without duty to account to the other joint owner and without obligation to obtain consent of the other joint owner, except as may otherwise be provided in the Agreement or in the documents establishing the JV Company. Notwithstanding the foregoing, a license under each Party’s respective Background IP and Non-Collaboration IP, if required for the other Party’s use and exploitation of Jointly-Owned Collaboration IP, is not granted herein unless otherwise expressly provided in this Article 6. Each Party shall have an undivided one half ownership interest in such Jointly-Owned Collaboration IP and each Party hereby assigns to the other Party, without further consideration, such right, title and interest that it may have from time to time (other than by virtue of the license grants in this Article 6) in any and all Jointly-Owned Collaboration IP as required to effect such co-ownership.

(iii)      TOTAL-Owned Collaboration IP.    As between the Parties, subject to the license grants set forth in this Agreement, TOTAL shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to Main IP and New Tools IP conceived and reduced to practice in the performance of R&D Activities under a New Technology Project conducted under the TOTAL R&D Option (the “TOTAL-Owned Collaboration IP”). AMYRIS hereby assigns to TOTAL, without further consideration, all right, title and interest that AMYRIS may have from time to time (other than by virtue of the license grants in this Article 6) in any such IP and shall, at TOTAL’s reasonable expense, execute all documents and take all actions reasonably requested by TOTAL from time to time to perfect TOTAL’s title to and ownership thereof.

(iv)      Each Party shall have the right, on reasonable notice, to inspect and review the specific records maintained by the other Party reflecting the Collaboration IP made by such other Party, solely to the extent reasonably needed by the reviewing Party for exercising its rights or performing its obligations under this Agreement.

(e)      Improvement Scope IP. Improvement Scope IP will be (a) jointly owned by TOTAL and AMYRIS, if the Improvement Right of First Refusal has been accepted by the corresponding Party (in a manner analogous to the Jointly-Owned Collaboration IP as described in Section 6.1.(d)(ii)) (the “Jointly Owned Improvement Scope IP”), or (b) owned solely by the Improving Party (TOTAL , for the “TOTAL Owned Improvement Scope IP” or AMYRIS for the “AMYRIS Owned Improvement Scope IP”) if the Improvement Right of First Refusal has been rejected by the other Party.

6.2        Licenses to TOTAL Within the R&D Collaboration

(a)      R&D Activities. AMYRIS hereby grants to TOTAL, as of the Effective Date, a royalty-free worldwide, non-exclusive right and license, without the right to sublicense, to Develop under (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP, in each case solely to conduct R&D Activities in accordance with the Agreement.

(b)      JV Activities. In the documents establishing the JV Company, AMYRIS shall automatically grant to TOTAL a royalty-free worldwide, non-exclusive right and license, without the right to sublicense, to Make and Sell Products under (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP, in each case solely to conduct activities on behalf of and in accordance with the documents establishing the JV Company.

(c)      TOTAL R&D Option.    If as a result of the TOTAL R&D Option a Product has been developed and TOTAL wishes to commercialize such Product as permitted in the Agreement, AMYRIS automatically grants to TOTAL a royalty-bearing (as provided in Section 3.3) worldwide, non-exclusive right and license, without the right to sublicense except as otherwise provided in this Agreement, under (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP, in each case solely to Make and Sell such Product in accordance with the Agreement outside of the Excluded Markets; provided, however, that such licenses will not permit further optimization of a Commercial Strain that is engineered to make a Compound through the Mevalonate Pathway other than by means of mutagenesis (but will permit further optimization of a Commercial Strain that is not engineered to make a Compound through the Mevalonate Pathway without such limitation). For the avoidance of doubt, there will not be double payment of royalties by TOTAL for the rights granted in this Section 6.2(c).

6.3       Licenses to TOTAL Outside the R&D Collaboration

(a)      Production Independent of the JV.    If TOTAL is permitted under the terms of this Agreement to proceed with independent production and commercialization of a JV Company Product, AMYRIS automatically grants to TOTAL a royalty-bearing (as provided in Section 5.2) worldwide, non-exclusive right and license, without the right to sublicense except as otherwise provided in the Agreement, under (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP, in each case solely to Make and Sell such Product in accordance with the Agreement outside of the Excluded Markets; provided, however, that such licenses will not permit further optimization of a Commercial Strain that is engineered to make a Compound through the Mevalonate Pathway other than by means of mutagenesis, except as permitted under Section 6.3(b) (but will permit further optimization of a Commercial Strain that is not engineered to make a Compound through the Mevalonate Pathway without such limitation). For the avoidance of doubt, there will not be double payment of royalties by TOTAL for the rights granted in this Section 6.3(a).

(b)      Improvement Scope Activities.    During the term of the applicable JV Company (meaning that the JV or either or both of the Parties independently is permitted to produce under this Agreement), AMYRIS automatically grants to TOTAL, as of the date such JV Company is formed because the Management Committee has decided to use a Commercial Strain and Commercial Compound for the production and commercialization of a Product(s), a royalty-free, worldwide, non-exclusive right and license, without the right to sublicense, to Develop such Commercial Strain, Commercial Compounds and Product(s) under (i) AMYRIS Background IP, (ii) AMYRIS Included IP, and (iii) AMYRIS Owned Collaboration IP, in each case solely to conduct research and development activities within the Improvement Scope (subject to the proper offer of the Improvement Right of First Refusal); provided, however, that such license is subject to the following additional restrictions: (A) TOTAL shall automatically grant a royalty-free, worldwide, exclusive right and license (subject to the reserved rights of the Parties to conduct activities consistent with this Agreement), with the right to sublicense, to use any TOTAL-Owned Improvement Scope IP to the JV Company for its use for the production and commercialization of the relevant Product(s) of the JV Company; and (B) TOTAL automatically grant AMYRIS a royalty-free worldwide, non-exclusive right and license, to use any such TOTAL-Owned Improvement Scope IP that is (i) related to the Mevalonate Pathway or (ii) is AMYRIS Tools IP, provided that if AMYRIS utilizes any such TOTAL-Owned Improvement Scope IP for production and commercialization purposes, AMYRIS shall pay TOTAL an appropriate royalty to be determined in good faith by the Parties on a case-by-case basis.

(c)      TOTAL Internal Research License on Mevalonate Pathway Strains.    During the Term of the Agreement, AMYRIS hereby grants to TOTAL a royalty-free worldwide, non-exclusive license, without the right to sublicense, under (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP, to conduct internal research using Permitted R&D Strains (at least 20% of the generated Permitted R&D Strains selected according to their phenotype, unless otherwise agreed by the Parties) subject to the following: (A) TOTAL will report to AMYRIS on a quarterly basis its use of such AMYRIS Background IP, AMYRIS Included IP and AMYRIS Owned Collaboration IP in reasonable detail to permit AMYRIS to determine whether any Inventions significantly related to the Mevalonate Pathway or DXP Pathway, respectively “MEV Improvements” and “DXP Improvements”, resulted from the use of any Permitted R&D Strain; (B) TOTAL grants AMYRIS the right to prosecute any patent applications covering such MEV Improvements and DXP Improvements in TOTAL’s name; (C) TOTAL automatically grants AMYRIS a royalty-free worldwide, non-exclusive right and license, with the right to sublicense, to use such MEV Improvements for any purpose and, without the right to sublicense, to use such DXP Improvements for any purpose, and (D) the internal research will not compete with an ongoing Development Project within the R&D Collaboration or the activities of a JV Company (or a Party producing independently as permitted in this Agreement) for a particular Product within the Development Project Scope for such Product (unless a different scope is agreed to by the Parties).

(d)      License for TOTAL to Practice Total-Owned Collaboration IP.    AMYRIS automatically grants to TOTAL (i) a royalty-free, worldwide, non-exclusive license, without the right to sublicense, for research and development purposes and (ii) a worldwide, non-exclusive license, without the right to sublicense, for the production and commercialization of Products for a royalty equal to [*] of Net Income from TOTAL’s (or its Affiliates) production and commercialization activities with respect to such Product or such other royalty as agreed by the Parties, in each case to any AMYRIS Background IP, AMYRIS Included IP and AMYRIS Tools IP required for TOTAL to practice the TOTAL-Owned Collaboration IP so long as such AMYRIS Background IP, AMYRIS Included IP and AMYRIS Tools IP is not (A) used on or derived from a Strain that is engineered to make a Compound through the Mevalonate Pathway or the DXP Pathway or (B) used to compete with an ongoing Development Project within the R&D Collaboration, the activities of a JV Company (or a Party producing independently as permitted in this Agreement) for a particular Product within the Development Project Scope for

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such Product (unless a different scope is agreed to by the Parties) or with the particular Product that is the subject of any applicable Total R&D Option Project.

(e)      License to TOTAL to Practice Jointly-Owned Collaboration IP Outside the Collaboration. AMYRIS automatically grants to TOTAL a (i) royalty-free, worldwide, non-exclusive license, without the right to sublicense, for research and development purposes and a (ii) royalty-bearing, worldwide, non-exclusive license, without the right to sublicense, for production and commercialization purposes, on terms to be negotiated in good faith on a case-by-case basis, under any AMYRIS-Controlled intellectual property solely to the extent necessary to practice any Jointly-Owned Collaboration IP for production and commercialization purposes, in each case, so long as the Jointly-Owned Collaboration IP is not (A) used on or derived from a Strain that is engineered to make a Compound through the Mevalonate Pathway or the DXP Pathway or (B) used to compete with an ongoing Development Project within the R&D Collaboration or a JV Company (or a Party producing independently as permitted in this Agreement) for a particular Product within the Development Project Scope for such Product (unless a different scope is agreed to between the Parties). Nothing in this provision limits the ability of a Party to proceed with production and commercialization of a Product independent of a JV Company as otherwise expressly permitted under this Agreement.

(f)      Additional Licenses.    If TOTAL desires to negotiate any license to use AMYRIS Background IP, AMYRIS Non-Collaboration IP and, AMYRIS Owned Collaboration IP required to practice Jointly-Owned IP because such license is not otherwise granted (or contemplated to be granted) in the Agreement, AMYRIS shall consider in good faith any proposal made by TOTAL in this regard on a case-by-case basis, which shall include payment of a royalty for access to such intellectual property.

(g)      Limitation on Strain Engineering.    Notwithstanding anything in this Agreement to the contrary, strain engineering on a Strain that is engineered to make a Compound through the Mevalonate Pathway or strain engineering using AMYRIS Tools IP must occur at AMYRIS Laboratory Facilities, unless otherwise agreed by the Parties, except as permitted in Section 6.3(b) and (c).

(h)      All licenses granted to TOTAL hereunder are hereby granted to all TOTAL Affiliates, other than the Excluded Affiliates (except for licenses granted under Sections 6.2(b), 6.2(c) and 6.3(a), which may also be granted to Excluded Affiliates), in the same scope and subject to the same restrictions as granted to TOTAL hereunder.

6.4      Licenses to AMYRIS Within the R&D Collaboration

(a)      R&D Activities.    TOTAL hereby grants to AMYRIS and its Affiliates, as of the Effective Date, a royalty-free worldwide, non-exclusive right and license, without the right to sublicense, to Develop under TOTAL Included IP and TOTAL-Owned Collaboration IP, in each case solely to conduct R&D Activities in accordance with the Agreement.

(b)      JV Activities.    In the documents establishing the JV Company, TOTAL shall automatically grant to AMYRIS and its Affiliates a royalty-free worldwide, non-exclusive right and license, without the right to sublicense, to Make and Sell Products under TOTAL

Included IP, solely to conduct activities on behalf of and in accordance with the documents establishing the JV Company.

6.5        Licenses to AMYRIS Outside the R&D Collaboration

(a)      Production Independent of the JV Company.    If AMYRIS is permitted under the terms of this Agreement to proceed with independent production and commercialization of a JV Company Product, TOTAL automatically grants to AMYRIS and its Affiliates a royalty-bearing (as provided in Section 5.2) worldwide, non-exclusive right and license, without the right to sublicense except as otherwise provided in the Agreement, under TOTAL Included IP and TOTAL-Owned Collaboration IP, in each case solely to Make and Sell such Product in accordance with this Agreement outside of the Excluded Markets. For the avoidance of doubt, there will not be double payment of royalties by AMYRIS for the rights granted in this Section 6.5(a).

(b)      Improvement Scope Activities.    During the term of the applicable JV Company (meaning that the JV or either or both of the Parties independently is permitted to produce under this Agreement), TOTAL automatically grants to AMYRIS and its Affiliates, as of the date such JV Company is formed because the Management Committee has decided to use a Commercial Strain and Commercial Compound for the production and commercialization of a Product(s), a royalty-free, worldwide, non-exclusive right and license, without the right to sublicense, to Develop such Commercial Strain, Commercial Compounds and Product(s) under (i) TOTAL Included IP, and (ii) TOTAL Owned Collaboration IP, in each case solely to conduct research and development activities within the Improvement Scope (subject to the proper offer of the Improvement Right of First Refusal); provided, however, that such license is subject to the following additional restriction: that AMYRIS automatically grant a royalty-free, worldwide, exclusive right and license (subject to the reserved rights of the Parties to conduct activities consistent with this Agreement), with the right to sublicense, to use any AMYRIS-Owned Improvement Scope IP to the JV Company for its use for the production and commercialization of the relevant Product(s) of the JV Company.

(c)      Excluded Markets.    TOTAL automatically grants to AMYRIS and its Affiliates a royalty-bearing (under Section 3.5) worldwide, non-exclusive right and license, under TOTAL Included IP (without the right to sublicense, unless the Parties otherwise agree in writing after good faith negotiations) and TOTAL-Owned Collaboration IP (with the right to sublicense), in each case to Make and Sell products in the Excluded Markets, and the royalty shall be negotiated in good faith on a case-by-case basis by the Parties. For the avoidance of doubt, there will not be double payment of royalties by AMYRIS for the rights granted in this Section 6.5(c).

(d)      License to TOTAL Owned Collaboration IP.    TOTAL automatically grants to AMYRIS and its Affiliates (i) a royalty-free, worldwide, non-exclusive license, with the right to sublicense subject to compliance with the provisions of Section 2.8(d), for research and development purposes, and (ii) a worldwide, non-exclusive license, with the right to sublicense subject to compliance with the provisions of Section 2.8(d), for production and commercialization of Products for a royalty equal to [*] of Net Income from AMYRIS’ (or its Affiliates) for the production and commercialization activities with respect to such Product or

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such other royalty as agreed by the Parties, in each case to practice TOTAL Owned Collaboration IP; provided that such licenses will not be used to compete with an ongoing Development Project within the R&D Collaboration or the activities of a JV Company (or a Party producing independently as permitted in this Agreement) for a particular Product within the Development Project Scope for such Product (unless a different scope is agreed to by the Parties).

(e)      License to AMYRIS to Practice Jointly-Owned Collaboration IP Outside the R&D Collaboration. TOTAL automatically grants to AMYRIS and its Affiliates (i) a royalty-free worldwide, nonexclusive license, without the right to sublicense, for research and development purposes and a (ii) royalty-bearing, worldwide, non-exclusive license, without the right to sublicense, for production and commercialization purposes, on terms to be negotiated in good faith on a case-by-case basis, under any TOTAL Controlled intellectual property solely to the extent necessary to practice any Jointly-Owned Collaboration for production and commercialization purposes so long as the Jointly-Owned Collaboration IP is not used to compete with an ongoing Development Project within the R&D Collaboration or a JV Company (or a Party producing independently as permitted in this Agreement) for a particular Product within the Development Project Scope for such Product (unless a different scope is agreed to between the Parties). Nothing in this provision limits the ability of a Party to proceed with production and commercialization of a Product independent of a JV Company as otherwise expressly permitted under this Agreement.

6.6      Licenses to the JV Company

(a)      From AMYRIS. Upon the Joint Steering Committee’s determination that the final milestone under a Development Project Plan has been achieved with respect to a particular Lead Compound, subject to Section 3.2(d), AMYRIS shall automatically grant to the JV Company, an exclusive worldwide, irrevocable (except upon the unwinding of the JV Company, material breach or as otherwise provided in the Agreement or the definitive documents establishing the JV Company), right and license, with the right to sublicense, to (i) AMYRIS Background IP, (ii) AMYRIS Included IP, (iii) AMYRIS-Owned Collaboration IP and (iv) AMYRIS’ interest in Jointly-Owned Collaboration IP, in each case solely to Make and Sell such JV Company’s Product(s) consistent with the Agreement and the documents establishing the JV Company; provided, however, that such licenses will only permit further optimization of the Commercial Strain by means of mutagenesis, and not any strain engineering or method of genetic manipulation. This is in addition to the license granted in Section 6.5(b).

(b)      From TOTAL. Upon the Joint Steering Committee’s determination that the final milestone under a Development Project Plan has been achieved with respect to a particular Lead Compound, subject to Section 3.2(d), TOTAL shall automatically grant to the JV Company, an exclusive worldwide, irrevocable (except upon the unwinding of the JV Company, material breach or as otherwise provided in the Agreement or the definitive documents establishing the JV Company), right and license, with the right to sublicense, to (i) TOTAL Included IP and (ii) TOTAL’s interest in Jointly-Owned IP, in each case solely to Make and Sell such JV Company’s Product(s) consistent with the Agreement and the documents establishing the JV Company; provided, however, that such licenses will only permit further optimization of the Commercial Strain by means of mutagenesis, and not any strain engineering or method of genetic manipulation. This is in addition to the license granted in Section 6.3(b).

6.7      No Implied Rights; Reservation of Rights. For the avoidance of doubt, (a) TOTAL, its sublicensees and its and their respective Affiliates shall have no right, express or implied, with respect to the AMYRIS Background IP, AMYRIS Included IP, AMYRIS Tools IP, or MEV Pathway IP, except as expressly provided in this Agreement, and (b) AMYRIS, its sublicensees and its and their respective Affiliates shall have no right, express or implied, with respect to the TOTAL Controlled Intellectual Property except as expressly provided in this Agreement.

6.8      Maintenance and Prosecution of Patents.

(a)      Patent Committee. As soon as is practical after beginning the R&D Activities hereunder, the Parties shall assemble a Patent Committee to oversee the preparation, filing, prosecution, maintenance and defense of patents and patent applications for which licenses are granted pursuant to this Agreement, except to the extent control over such activities is expressly retained by a Party hereunder. The Patent Committee shall be comprised of no more than 6 and no less than 4 persons with an equal representation by each of AMYRIS and TOTAL. The Patent Committee shall investigate each Invention made in course of the R&D Activities with respect to which ownership is allocated under this Agreement and the identity of the inventors for each Invention (except where one Party solely controls the prosecution of the Invention under this Agreement). Patent applications relating to Inventions in MEV Pathway IP and Preapproved AMYRIS Tools IP (but not other AMYRIS Tools IP) may be filed by AMYRIS prior to obtaining such designation from the Patent Committee; however, AMYRIS’ preliminary designation will have to be reviewed and ratified by the Patent Committee. Any disagreement within the Patent Committee regarding a matter under their discretion shall be resolved under Section 12.1 hereunder. When investigating Inventions related to the Mevalonate Pathway, the Patent Committee shall identify if there is an aspect of this Invention, independent from the Mevalonate Pathway that could be separately filed as a patent.

(b)      AMYRIS-Owned Patents. AMYRIS shall, at its sole cost, have the sole right, but not the obligation, to prepare, file, prosecute and maintain patents on AMYRIS Background IP, AMYRIS Included IP, AMYRIS-Owned Collaboration IP and AMYRIS-Owned Improvement Scope IP, including with respect to any related interference, re-issuance, re-examination and opposition proceedings; provided, however, that, with respect to the AMYRIS-Owned Collaboration IP and AMYRIS-Owned Improvement Scope IP, AMYRIS shall provide TOTAL copies of all official correspondence with any patent authority and filed patent applications. TOTAL shall assist AMYRIS at the reasonable request of AMYRIS from time to time in connection with such activities with respect to the Patents on AMYRIS-Owned Collaboration IP and AMYRIS-Owned Improvement Scope IP. If AMYRIS, in its sole discretion, does not exercise its right to prepare and file a patent application with respect to the AMYRIS-Owned Collaboration IP or AMYRIS-Owned Improvement Scope IP in any country, then, upon any written request from TOTAL at least 30 days prior to the applicable deadline, AMYRIS shall prepare and file such a patent application in such country in AMYRIS’ name and under AMYRIS’ sole control and TOTAL shall pay all costs incurred by AMYRIS in connection with filing, prosecution and maintenance of such a patent application or resulting patent in such country.

(c)      TOTAL-Owned Patents. Except as provided in Section 6.8(d), TOTAL shall, at its sole cost, have the sole right, but not the obligation, to prepare, file, prosecute and maintain patents on TOTAL Background IP, TOTAL Included IP, TOTAL-Owned Collaboration IP and TOTAL-Owned Improvement Scope IP, including with respect to any related interference, re-issuance, re-examination and opposition proceedings; provided, however, that, with respect to the TOTAL-Owned Collaboration IP and TOTAL-Owned Improvement Scope IP, TOTAL shall provide AMYRIS copies of all official correspondence with any patent authority and filed patent applications. AMYRIS shall assist TOTAL at the reasonable request of TOTAL from time to time in connection with such activities with respect to the Patents on TOTAL-Owned Collaboration IP and TOTAL-Owned Improvement Scope IP. If TOTAL, in its sole discretion, does not exercise its right to prepare and file a patent application with respect to the TOTAL-Owned Collaboration IP or TOTAL-Owned Improvement Scope IP in any country, then, upon any written request from AMYRIS at least 30 days prior to the applicable deadline, TOTAL shall prepare and file such a patent application in such country in TOTAL’s name and under TOTAL’s sole control and AMYRIS shall pay all costs incurred by TOTAL in connection with filing, prosecution and maintenance of any such patent application or resulting patent in such country.

(d)      Notwithstanding Section 6.8(c), AMYRIS shall, at its sole cost, in TOTAL’s name and using counsel acceptable to TOTAL, have the first right, but not the obligation, to prepare, file, prosecute and maintain patents on TOTAL-Owned Improvement Scope IP related to the Mevalonate Pathway or the AMYRIS Tools IP licensed to AMYRIS under Section 6.3(c), including with respect to any related interference, re-issuance, re-examination and opposition proceedings; provided, however, that AMYRIS shall share all correspondence and drafts of patent applications. If AMYRIS does not exercise its first right to prepare and file a patent and patent application for such TOTAL-Owned Improvement Scope IP related to the Mevalonate Pathway or the AMYRIS Tools IP, then TOTAL shall have the right to prepare and file such patent and patent application, in TOTAL’s name. In such case, the cost shall be paid by TOTAL. TOTAL shall provide AMYRIS copies of all official correspondence with any patent authority and filed patent applications.

(e)      MEV Improvement Patents. AMYRIS shall, at its sole cost, in TOTAL’s name and using counsel acceptable to TOTAL, have the first right, but not the obligation, to prepare, file, prosecute and maintain patents on the MEV Improvements as stipulated in Section 6.2.1.(b)(iii), including with respect to any related interference, re-issuance, re-examination and opposition proceedings; provided, however, that AMYRIS shall share all correspondence and drafts of patent applications. If AMYRIS does not exercise its first right to prepare and file a patent and patent application on the MEV Improvements, then TOTAL shall have the right to prepare and file such patent and patent application, in TOTAL’s name. In such case, the cost shall be paid by TOTAL. TOTAL shall provide AMYRIS copies of all official correspondence with any patent authority and filed patent applications.

(f)      Jointly-Owned Patents. Once the Patent Committee has determined that an Invention is Jointly-Owned IP, then the Patent Committee shall inform the Parties of such decision in writing. TOTAL shall have fourteen (14) days from the receipt of such written notice to determine whether TOTAL is interested in participating in the filing of a patent application with respect to the Invention.

(i)      If TOTAL either declines or does not affirmatively responds within the fourteen (14) days, then AMYRIS shall have the first right, but not the obligation, to prepare and file patent applications and maintain patents in both Parties’ name using counsel acceptable to TOTAL; provided that AMYRIS provides TOTAL copies of all correspondence with any patent authority and material correspondence with patent counsel. TOTAL shall assist AMYRIS in connection with the filing of the patent application as reasonably required. If AMYRIS does not exercise its first right, then TOTAL shall have the right, but not the obligation, to prepare and file such patent application and maintain such patents in both Parties’ name using counsel acceptable to AMYRIS; provided that TOTAL provide AMYRIS copies of all correspondence with any patent authority and material correspondence with patent counsel.

(ii)      If TOTAL is interested in participating in the filing of the patent application, then both AMYRIS and TOTAL in an equal rights basis shall work together through the Patent Committee to determine the strategy for preparing and filing patent applications and maintaining patents in both Parties’ name using counsel acceptable to both Parties.

All costs related to Jointly-Owned Patents shall be shared equally (50%/50%) by both Parties.

7.        ENFORCEMENT OF PATENTS.

7.1      Infringement. Each Party shall promptly notify the other Party in writing of any existing or threatened infringement or misappropriation of AMYRIS Background IP, AMYRIS Included IP, Collaboration IP, Improvement Scope IP, MEV Improvements, TOTAL Background IP or TOTAL Included IP relating to the products competing with the Products (an “Infringement”) of which it becomes aware, and upon reasonable request shall provide all evidence in such Party’s possession demonstrating such Infringement (other than information that such Party is prevented from disclosing due to confidentiality or other similar obligations).

7.2      Right to Pursue Litigation.

(a)      AMYRIS-Owned IP. AMYRIS shall at its sole cost, have the sole right, but not the obligation, through counsel of its choosing, to commence or pursue (including settle) against any infringement or misappropriation of AMYRIS-Owned Collaboration IP and AMYRIS-Owned Improvement Scope IP.

(b)      TOTAL-Owned IP. TOTAL shall at its sole cost, have the sole right, but not the obligation, through counsel of its choosing, to commence or pursue (including settle) against any infringement or misappropriation of TOTAL-Owned Collaboration IP and TOTAL-Owned Improvement Scope IP that is not related to Mevalonate Pathway.

(c)      MEV Pathway IP or AMYRIS Tools IP. Notwithstanding clause (b), no legal action shall be commenced or pursued against any infringement or misappropriation of MEV Pathway IP or AMYRIS Tools IP that is owned solely by TOTAL without the prior written approval of AMYRIS. If both Parties agree to commence such a legal action, they shall agree with regard to control and cost and recovery sharing at the time of such agreement.

(d)      Jointly-Owned IP. No legal action shall be commenced or pursued against any Infringement of Jointly-Owned Collaboration IP or Jointly-Owned Improvement Scope IP, without the prior written approval of both Parties. If both Parties agree to commence such a legal action, they shall agree with regard to control and cost and recovery sharing at the time of such agreement.

(e)      Cooperation of the Parties. Each Party shall cooperate fully with the other Party in the preparation, filing, prosecution and maintenance of and conducting or defending any interferences or similar proceedings with respect to any Patents generated or licensed under this Agreement and in obtaining and maintaining any patent extensions, supplementary protection certificates and the like with respect to any Patents included in the Collaboration IP or Improvement Scope IP.

7.3      Infringement of Third Party Rights.

(a)      Notification. If a Product, used or sold by TOTAL, AMYRIS, the JV Company or their Affiliates, or sublicensees hereunder becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted in any jurisdiction, the Party first learning of such claim or assertion shall promptly notify the other Party in writing, and shall provide all information relating thereto (other than information that such Party is prevented from disclosing due to confidentiality or other similar obligations).

(b)      Defense. In the event of a Third Party claim of infringement, any Party that is the subject of a claim or assertion under subsection (a) above may defend itself in its sole discretion and at its sole expense.

8.        REPRESENTATIONS, WARRANTIES, AND COVENANTS

8.1      Mutual Representations and Warranties.

(a)      Each Party represents and warrants to the other that: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (iii) this Agreement is legally binding upon it, enforceable against it in accordance with its terms, except as enforcement may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(b)      Each Party represents and warrants to the other that neither the execution and the delivery of this Agreement by it, nor the consummation by it of the transactions contemplated hereby shall (with or without the giving of notices or the passage of time) (i) violate any applicable law or other restriction of any government, governmental authority or court to which it is subject or any provision of the charter or bylaws (or other organizational documents) of such Party or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Third Party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which it is a party or by which it or any of its assets is bound which (in the case of clause (ii) only) could adversely affect the consummation of the transactions contemplated hereby or result in the imposition of any lien, security interest, charge, claim, encumbrance, limitation, restriction on use or transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, upon any of the AMYRIS Technology. AMYRIS is not required by any Legal Requirement to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental authority or other third party in order for AMYRIS to consummate the transactions contemplated by this Agreement.

8.2      AMYRIS Representations, Warranties and Covenants. In addition to the representations, warranties and covenants made by AMYRIS elsewhere in this Agreement, AMYRIS represents and warrants to TOTAL as of the Effective Date and covenants during the Term of this Agreement, as applicable, as follows (where “knowledge” is used, it shall refer to knowledge as of the Effective Date):

(a)      Exhibit B accurately identifies all Patents Controlled by or licensed to AMYRIS as of the Effective Date that are AMYRIS Background IP. Upon the request of TOTAL not more than once every six months during the Term, AMYRIS shall provide an updated Exhibit B to include any Patents Controlled by or licensed to AMYRIS that are AMYRIS Technology (other than AMYRIS Non-Collaboration IP, unless it is AMYRIS Included IP).

(b)      During the Term of this Agreement, AMYRIS shall provide TOTAL reasonable access during normal working hours to the relevant facilities (including AMYRIS Laboratory Facilities and pilot plants) of AMYRIS and its Affiliates, and all relevant records, files, documentation, correspondence and information in the possession and Control of AMYRIS or its Affiliates for purposes of TOTAL conducting an intellectual property “freedom to operate” analysis to the extent that it is necessary in connection with the R&D Activities and production and commercialization as permitted under this Agreement. Any such access shall be subject to any reasonable restrictions imposed by AMYRIS to protect the confidential and proprietary information and materials of AMYRIS or its Affiliates that are unrelated to the freedom to operate analysis and any Third Parties and to minimize the burden placed upon AMYRIS’ operations. At a minimum, TOTAL shall provide reasonable advance notice of its desired access and AMYRIS shall be under no obligation to provide access to third party materials or materials that AMYRIS is prohibited by applicable law or contractual obligations from disclosing. In the event that TOTAL identifies any published pending or issued Patent rights of any Third Party regarding actual or potential infringement in connection with any such analysis, it shall use reasonable efforts to promptly notify AMYRIS and describe such issue in writing in reasonable detail.

(c)      To the knowledge of AMYRIS, there are no pending or issued Patent rights of any Third Party that foreclose practice of any AMYRIS Background IP to make [*] using the [*]. Furthermore, during the Term of this Agreement, AMYRIS shall disclose to TOTAL in writing any known pending or issued Patent rights of any Third Party of which AMYRIS becomes aware (other than unpublished pending Patents that are confidential) that foreclose practice of any AMYRIS Technology to make [*] using the [*].

(d)      Exhibit A-1 contains a complete and accurate list of all material licenses with Third Parties existing as of the Effective Date under which AMYRIS or its Affiliates receive any AMYRIS Background IP from any Third Party. AMYRIS shall update such Exhibit A-1 approximately every six months during the Term to list any licenses with Third Parties under which AMYRIS or its Affiliates receive any AMYRIS Included IP. As of the Effective Date, AMYRIS and its Affiliates, as applicable, are not in material breach of any such license agreements. As of the Effective Date, neither AMYRIS nor its Affiliates have received written notice of its breach of any obligation under any license in Exhibit A-1 and all such licenses are in full force and effect. During the Term of this Agreement, AMYRIS shall inform TOTAL in writing if any of the agreements listed in Exhibit A-1 either expire or if AMYRIS or its Affiliates receive any written notice that any such agreement may terminate.

(e)      Exhibit A-2 contains a complete and accurate list of all agreements with Third Parties existing as of the Effective Date under which AMYRIS or its Affiliates has agreed to produce for or supply to such Third Party any products on an exclusive basis, other than products for the Excluded Markets. Upon the request of TOTAL not more than once every six months during the Term, AMYRIS shall provide TOTAL updates of such Exhibit A-2 to reflect any changes in such Exhibit A-2.

(f)      As of the Effective Date, AMYRIS (i) Controls the AMYRIS Background IP to the extent necessary to grant to TOTAL or any of its Affiliates or the JV Company the licenses set forth herein with respect to the AMYRIS Background IP and that it has the full right and authority to enter into this Agreement and to grant the rights to TOTAL and its Affiliates as contemplated herein and to carry out the transactions contemplated herein; (ii) there are no known facts as of the Effective Date that to the knowledge of AMYRIS would render any of the AMYRIS Background IP Patents invalid or unenforceable; (iii) except as otherwise disclosed in Exhibit H attached hereto, to the knowledge of AMYRIS, no Third Party is infringing, misappropriating or otherwise violating AMYRIS Background IP Patents; (iv) AMYRIS has not received any written notice that the use of the AMYRIS Background IP infringes on the rights of any other person or entity and, to the knowledge of AMYRIS, neither AMYRIS nor its Affiliates is infringing, misappropriating or otherwise violating the intellectual property rights of any Third Party; (v) AMYRIS and its Affiliates have valid arrangements with all of its consultants and employees that are enforceable in accordance with their terms, except as enforcement may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally and are sufficient to assign all of their rights, title and interest in and to the AMYRIS Background IP to AMYRIS;

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and (vi) the AMYRIS Background IP Patents that have been granted are in full force and effect in their respective jurisdictions and have been filed, maintained and prosecuted in good faith.

(g)      During the Term of this Agreement, (i) AMYRIS and its Affiliates shall have valid arrangements with all of its consultants and employees that are enforceable in accordance with its terms, except as enforcement may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally and are with all of their consultants and employees sufficient to assign all of their rights, title and interest in and to all Inventions or other technology or intellectual property developed or created by them in connection with the R&D Collaboration to AMYRIS or its Affiliates, as applicable; and (ii) neither AMYRIS nor its Affiliates shall enter into any agreement, contract, lease, license, instrument or other arrangement with a Third Party that results in a breach of or constitutes a default under this Agreement. As of the Effective Date, neither AMYRIS nor its Affiliates are bound by any agreement, contract, lease, license, instrument or other arrangement with a Third Party that constitutes a breach of or default under this Agreement.

(h)      Except as otherwise disclosed on Exhibit A-2, AMYRIS has not granted any outstanding exclusive licenses, either written, oral, or implied, in connection with the AMYRIS Background IP (other than in the Excluded Markets).

(i)      As of the Effective Date, AMYRIS has all necessary rights in the AMYRIS Background IP Controlled by all AMYRIS Affiliates that are reasonably necessary for the R&D Activities hereunder to grant to TOTAL and its Affiliates the rights and licenses granted hereunder. At the time of including any AMYRIS Included IP, AMYRIS shall have all necessary rights (including from AMYRIS Brazil, if necessary) in such AMYRIS Included IP to grant to TOTAL or its Affiliates the rights and licenses granted to such AMYRIS Included IP hereunder. Without limiting the generality of the foregoing, AMYRIS has all necessary rights in all AMYRIS Background IP Controlled by AMYRIS Brazil in order to grant the rights and licenses granted to TOTAL and its Affiliates hereunder.

(j)      As of the Effective Date, neither AMYRIS nor its Affiliates is in material violation of any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any court or governmental authority to which any AMYRIS Background IP or AMYRIS are subject in a manner that relates to the R&D Collaboration as anticipated by AMYRIS. AMYRIS and its Affiliates are and shall during the Term of this Agreement continue to be in material compliance with all applicable Legal Requirements to the extent applicable to the R&D Collaboration. AMYRIS holds all Permits as are necessary to carry on its R&D Activities or shall hold and maintain such Permits prior to and during the performance of the applicable AMYRIS R&D Activities during the Term of the Agreement. Neither AMYRIS nor its Affiliates is in material violation of any such Permit and has not received any written or oral notice of suspension, revocation or cancellation thereof.

(k)      As of the Effective Date, for its business as it is now conducted, AMYRIS and the operations of the AMYRIS Laboratory Facilities are in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental

Authority. During the Term of this Agreement, AMYRIS and the operations of the AMYRIS Laboratory Facilities shall be in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority.

(l)      All licenses, Permits, consents or other approvals currently required under the then-current Environmental Law or regulations that are necessary to conduct the current research activities of AMYRIS and its Affiliates relevant to the R&D Collaboration as anticipated by AMYRIS have been obtained and are in full force and effect or shall be timely obtained and maintained by AMYRIS and its Affiliates prior to performance of its R&D Activities.

(m)      AMYRIS has as of the Effective Date the sole and exclusive ownership of the AMYRIS Background IP and agrees that it will have sole and exclusive ownership of the AMYRIS Included IP during the Term of this Agreement or holds valid and effective licenses to use any AMYRIS Background IP not so owned or agrees that it will hold valid and effective licenses to use any AMYRIS Included IP during the Term of this Agreement. No consent of any Third Party is required for AMYRIS to grant the licenses granted herein for the use of the AMYRIS Background IP. AMYRIS agrees to obtain any consents from Third Parties required for AMYRIS to grant the licenses granted herein for the use of the AMYRIS Included IP.

(n)      As of the Effective Date, there is no material suit, action, claim, investigation, litigation or proceeding pending or, to the knowledge of AMYRIS, currently threatened against AMYRIS or its Affiliates.

(o)      Neither AMYRIS nor its Affiliates has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which TOTAL or any of its Affiliates shall incur any liability.

(p)      Any and all funding of R&D Costs made by TOTAL for the R&D Activities as stipulated in this Agreement shall be used by AMYRIS or its Affiliates solely in connection with the R&D Activities within the R&D Collaboration as approved by the Management Committee and for no other purpose.

(q)      Unless otherwise agreed by the Parties, AMYRIS agrees that any Strains provided by AMYRIS as AMYRIS Included IP will be maintained as proprietary and confidential by AMYRIS. AMYRIS shall not disclose to any Third Party (other than any JV Company) during the Term any and all such Strains except as otherwise permitted under this Agreement or the agreements relating to the JV Company. AMYRIS shall handle all such Strains in a safe and prudent manner.

(r)      Neither the execution nor the delivery of this Agreement by AMYRIS, nor the consummation by AMYRIS of the transactions contemplated hereby shall (with or without the giving of notices or the passage of time) (i) violate any Legal Requirement or other restriction of any Governmental Entity to which AMYRIS is subject or any provision of the charter or bylaws (or other organizational documents) of AMYRIS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Third Party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which AMYRIS is a party or by which AMYRIS is bound which (in the case of clause (ii) only) could adversely affect the consummation of the transactions contemplated hereby.

8.3      TOTAL Warranties.    In addition to the representations, warranties and covenants made by TOTAL elsewhere in this Agreement, TOTAL represents and warrants to AMYRIS as of the Effective Date and covenants during the Term of this Agreement as follows (where “knowledge” is used, it shall refer to knowledge as of the Effective Date):

(a)      It has the full right and authority to enter into this Agreement and to grant the rights to AMYRIS as contemplated herein and to carry out the transactions contemplated herein.

(b)      Neither TOTAL nor its Affiliates has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which AMYRIS or any of its Affiliates shall incur any liability.

(c)      Neither the execution nor the delivery of this Agreement by TOTAL, nor the consummation by TOTAL of the transactions contemplated hereby shall (with or without the giving of notices or the passage of time) (i) violate any Legal Requirement or other restriction of any Governmental Entity to which TOTAL is subject or any provision of the charter or bylaws (or other organizational documents) of TOTAL or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Third Party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which TOTAL is a party or by which TOTAL is bound which (in the case of clause (ii) only) could adversely affect the consummation of the transactions contemplated hereby.

(d)      Any and all funding of R&D Costs made by AMYRIS to TOTAL for the R&D Activities as stipulated in this Agreement shall be used by TOTAL solely in connection with the R&D Activities within the R&D Collaboration as approved by the Management Committee and for no other purpose.

(e)      As of the Effective Date, there is no material suit, action, claim, investigation, litigation or proceeding pending, or, to the knowledge of TOTAL, currently threatened against TOTAL that would impact the R&D Collaboration.

(f)      Unless otherwise agreed by the Parties, TOTAL agrees that any Strains provided by TOTAL as TOTAL Included IP will be maintained as proprietary and confidential by TOTAL. TOTAL shall not disclose to any Third Party (other than any JV Company) during the Term any and all such Strains except as otherwise permitted under this Agreement or the agreements relating to the JV Company. TOTAL shall handle all such Strains in a safe and prudent manner.

(g)      During the Term, (i) TOTAL and its Affiliates shall have valid arrangements with all of its consultants and employees that are enforceable in accordance with its terms, except as enforcement may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally, and are sufficient to assign all of their rights, title and interest in and to all Inventions or other technology or intellectual property developed or created by them in connection with the R&D Collaboration to TOTAL or its Affiliates, as applicable; and (ii) TOTAL shall not enter into any agreement, contract, lease, license, instrument or other arrangement with a Third Party that results in a breach of or constitutes a default under this Agreement.

(h)      Neither TOTAL nor its Affiliates is in material violation of any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any court or governmental authority to which TOTAL is subject in a manner that relates to the R&D Collaboration as anticipated by TOTAL. TOTAL and its Affiliates are and shall during the Term continue to be in material compliance with all applicable Legal Requirements to the extent applicable to the R&D Collaboration. TOTAL holds all Permits as are necessary to carry on its R&D Activities or shall hold and maintain such Permits prior to and during the performance of the applicable TOTAL R&D Activities during the Term. Neither TOTAL nor its Affiliates is in material violation of any such Permit and has not received any written or oral notice of suspension, revocation or cancellation thereof.

(i)      During the Term of this Agreement, TOTAL and its Affiliates shall have all necessary rights in the TOTAL Included IP to grant to the JV Company and AMYRIS and its Affiliates the rights and licenses granted hereunder.

9.        CONFIDENTIALITY

9.1      Confidential Information.  Except to the extent expressly authorized by this Agreement or otherwise provided herein or agreed in writing by the Parties, during the Term and for two (2) years thereafter, each Party shall keep confidential and shall not publish or otherwise disclosed and shall not use for any purpose other than as permitted in this Agreement any Inventions disclosed to it by the other Party or its Affiliates pursuant to this Agreement, (collectively, “Confidential Information” of the disclosing Party). Each Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but in no event less than reasonable care, to ensure that its and its Affiliates’ and sublicensees’ employees, previous employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information. The Parties further acknowledge that each Party has disclosed to the other Party, prior to the Effective Date, certain confidential information pursuant to that certain Confidential Disclosure Agreement entered into between the Parties as of February 18, 2009, and amended on February 10, 2010 (the “CDA”) that limits the disclosure and use of certain confidential information (as defined in such CDA) by the receiving Party. Any such confidential information earlier disclosed by one Party to the other under such earlier CDA shall be deemed to be the Confidential Information of the disclosing Party as defined in this Agreement and notwithstanding any provisions of the CDA shall be subject to all the terms of this Article 9 and the CDA shall no longer cover such Confidential Information. The CDA is hereby terminated and of no further force or effect. The terms and conditions of this Agreement (but not the existence hereof) shall be the Confidential Information of both Parties. Any Confidential Information disclosed hereunder shall be the Confidential Information of the disclosing Party. The receiving Party is permitted to use such Confidential Information only to the extent permitted in this Agreement or the Secondment Agreement. For purposes of this Article 9, an Excluded Affiliate of TOTAL shall not be considered an Affiliate of TOTAL and shall be treated as a Third Party. Any Inventions solely owned by a Party hereunder shall constitute Confidential Information of such Party and any Inventions jointly owned by a Party hereunder shall constitute Confidential Information of both Parties.

9.2      Exceptions.    The obligations of non-disclosure and non-use under Section 9.1 shall not apply to any Confidential Information of a disclosing Party if the receiving Party can prove by contemporaneous written documentation or otherwise reasonably demonstrate that such Confidential Information: (i) is at the time of receipt, or thereafter becomes, through no breach of this Agreement by the receiving Party, generally known or publicly available; (ii) is known by the receiving Party at the time of receiving such Confidential Information; (iii) is hereafter furnished to the receiving Party by a Third Party, which is not, to the receiving Party’s reasonable knowledge, in breach of any confidentiality obligation related to such information; (iv) is independently discovered or developed, outside of the R&D Activities, by the receiving Party without use or reference to the disclosing Party’s Confidential Information (provided that the benefits of this clause (iv) shall not apply to any discovery or development made by any Seconded Employee during the secondment period (except for when working on projects as permitted under Section 2.6(d)(ii)(3)); (v) is the subject of a written permission to disclose provided by the disclosing Party; or (vi) is disclosed pursuant to any ruling of a governmental or regulatory authority or court or by mandatory law, provided that written notice of such ruling is given, as soon as reasonably possible, to the disclosing Party so as to give the disclosing Party an opportunity to intervene and provided further that the receiving Party uses reasonable efforts to obtain assurance that the Confidential Information shall be treated confidentially. In addition, each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)    filing or prosecuting Patents as permitted by this Agreement;

(b)    regulatory filings for products to which such Party has a license or a right to develop hereunder;

(c)    prosecuting or defending litigation as permitted by or relating to this Agreement;

(d)    otherwise required by law or the requirements of a national securities exchange or other similar regulatory body; provided that the receiving Party shall (i) provide the disclosing Party with reasonable advance notice of, and an opportunity to comment on, any such required disclosure, to the extent such advance notice is legally permitted, (ii) if requested by the disclosing Party, and at the disclosing Party’s expense, seek confidential treatment with respect to any such disclosure to the extent available, and (iii) use good faith efforts to incorporate the comments of the disclosing Party in any such disclosure or request for confidential treatment;

(e)      complying with applicable Legal Requirements, court orders or governmental regulations or requests;

(f)      disclosure to its Affiliates, and its and their respective: sublicensees, employees, consultants or agents (together “Representatives”), who reasonably need to know such Confidential Information for the purpose of performing the obligations or exercising its license rights as described in this Agreement and internal reporting to its Affiliates, provided, in each case, each Party shall be responsible for ensuring that all such Representatives to whom the Confidential Information is disclosed under this Agreement shall keep such information confidential and shall not disclose the same to any unauthorized person; or

(g)      to underwriters or investors or potential investors or their counsel or accountants in connection with a Monetization (as defined in Section 13.6) or other investment transaction (and to its and their respective Affiliates, representatives and financing sources); provided, however, that each such Third Party to whom information is disclosed will (i) be subject to obligations of confidentiality substantially similar hereunder, (ii) be informed of the confidential nature of the Confidential Information so disclosed, and (iii) agree to hold such Confidential Information subject to the terms thereof; provided, that the disclosure rights shall not apply with respect to the other Party’s intellectual property.

9.3      Disclosures to TOTAL from Seconded Employees.  For the avoidance of doubt, subject to the Secondment Agreement, the Seconded Employees (including the TOTAL Coordinator) shall have the right to report to and discuss directly with TOTAL and its Affiliates and to disclose to them any Confidential Information received by them from AMYRIS, without the prior authorization of AMYRIS; provided, however, that in no event shall any such Confidential Information received by a Seconded Employee from AMYRIS where such Seconded Employee has been informed by AMYRIS that AMYRIS received such Confidential Information from a Third Party or that such Confidential Information specifically relates to activities of AMYRIS outside of the R&D Collaboration, or where the Seconded Employee is otherwise aware that such Confidential Information has such a status, shall be so disclosable.

9.4      Publications.  Each Party to this Agreement recognizes that the publication of papers regarding results of and other information regarding the R&D Collaboration, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, if a Party seeks to publish any Inventions relating to the results of work conducted under this Agreement, which includes Confidential Information of the other Party, such Party shall first provide to the other Party the material proposed for disclosure or publication, such as by oral presentation, manuscript or abstract, and such other Party shall have the right to review and comment on all such material. Before any such material containing Confidential Information of the other Party is submitted for publication, the Party proposing publication shall deliver a complete copy to the other Party at least sixty (60) days prior to submitting the material to a publisher or initiating any other disclosure. Such other Party shall review any such material and give its comments to the Party proposing publication as soon as practicable, but no later than forty-five (45) days of the delivery of such material to such other Party. The Party proposing to publish such material shall not publish the material absent the other Party’s prior written consent, and in such case shall comply with the other Party’s request to delete references to the other Party’s Confidential

Information in any such material and shall delay any submission for publication or other public disclosure for a period of up to an additional ninety (90) days or any other additional delay in order to allow the other Party to obtain the necessary Patent protection. In no event shall TOTAL have any right to publish any AMYRIS Technology without the prior written consent of AMYRIS in each instance.

9.5      Publicity and Disclosure of this Agreement.    A Party that desires to make, or that is required to make pursuant to applicable laws or regulations, any press release or other public disclosure regarding the existence or terms of this Agreement (including the identity of the other Party to this Agreement) shall first consult with the other Party (to the extent such consultation does not violate applicable laws or regulations) with respect to the text and timing of such press release or other public disclosure and shall obtain the other Party’s approval over the text and timing of such release and disclosure prior to the issuance or disclosure thereof (to the extent such approval does not violate applicable laws or regulations). Following the initial press release or other public disclosure announcing the existence or terms of this Agreement (if any), each Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party and those terms of this Agreement which have already been publicly disclosed in accordance herewith.

9.6      Residuals.    Nothing in this Agreement shall restrict any employee or representative of a Party from using general ideas, concepts, practices, learning, or know-how relating to R&D Activities (“General Know-How”) that are retained in the unaided memory of such employee or representative following performance of the R&D Activities and such employee or representative is not aware at the time of use that such information is Confidential Information of the other Party, provided that the foregoing is not intended to grant, and shall not be deemed to grant (i) any right to disclose the Confidential Information of the other Party, or (ii) any license under any Patents of the other Party. The General Know-How shall in no event include any financial, business statistical, or personnel information specific to the other Party. A person’s memory is “unaided” if such person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it otherwise than as authorized pursuant to this Agreement.

9.7      Return or Destruction of Confidential Information.    Within ninety (90) days after the earlier of (a) a written request for the return of such Confidential Information following the expiration or termination of this Agreement in its entirety, or (b) written request of the disclosing Party, each receiving Party shall at the disclosing Party’s discretion, promptly destroy or return to the disclosing Party (i) all written copies of the disclosing Party’s Confidential Information that is marked confidential and (ii) all biological materials (including Strains), in each case (i) and (ii) to which the receiving Party does not retain rights hereunder, except that the receiving Party may retain such Confidential Information or materials, to the extent that the receiving Party requires such Confidential Information or materials for the purpose of performing any obligations under this Agreement that may survive such expiration or termination, or with respect to Confidential Information only for archival purposes or for information contained in management reports.

10.        TERM AND TERMINATION

10.1      Term.    The term of this Agreement shall be twelve (12) years from the Effective Date, renewable thereafter by mutual written agreement of the Parties for three (3) year periods, unless otherwise terminated in accordance with the terms of this Agreement or otherwise agreed by the Parties in writing (the “Term”). If this Agreement expires, the Parties understand that TOTAL may want to continue to have access to AMYRIS Laboratory Facilities for TOTAL’s continuation of certain R&D Activities commenced during the Term. AMYRIS shall provide access to AMYRIS Laboratory Facilities for TOTAL’s continuation of R&D Activities described in an ongoing Screening Plan, Feasibility Plan or Development Project Plan that was entered into prior to the expiration of the Term; provided that unless AMYRIS otherwise consents (i) such period shall not exceed the period of time contemplated for such R&D Activities in the relevant Plan up to a maximum of one year after the end of the Term, (ii) the level of AMYRIS Laboratory Facilities shall not exceed that which is contemplated in the relevant Plan, and (iii) the payments due for such access to AMYRIS Laboratory Facilities shall be the amounts provided in the relevant Plan and in such case the related terms of this Agreement shall survive for such period.

10.2      Early Termination for Cause.    Either Party may terminate this Agreement upon ninety (90) days’ prior written notice to the other Party at any time if such other Party materially breaches this Agreement; provided that such notice has given detail of the basis for the breach and the breaching Party has not cured such breach within the ninety (90) day period following the receipt of such written notice. During the period of any arbitration or judicial proceeding that is invoked to resolve the issue of whether the allegedly breaching Party has in fact committed a material breach of this Agreement, or whether it has cured such breach, the licenses herein shall continue in full force and effect, subject to the same terms and conditions, as if there had been no termination but the Parties shall be under no obligation to collaborate.

10.3      Termination for Bankruptcy.    Notwithstanding any other provisions of this Agreement, a Party may terminate this Agreement upon giving notice to the other Party, should the other Party declare bankruptcy, be declared bankrupt by a court, or enter into a procedure of winding up or dissolution that is not dismissed within ninety (90) days, or should a trustee in bankruptcy or receiver or other equivalent entity be appointed for the other Party, or any process or proceeding analogous to any of the foregoing occurs with respect to the other Party in any jurisdiction.

10.4      Patent Challenge.    If TOTAL or AMYRIS (as the case may be), as licensee under any license of Patents hereunder, acting in its own name or through an agent, applies for a declaration of invalidity (other than applications made as a defense to a claim of infringement of Patents brought by the licensor of such Patents or its sub-licensees), files oppositions or applications for revocation or re-examination, with respect to such Patents or conducts any measure equivalent to any of the foregoing actions in the relevant jurisdiction then the other Party may terminate this Agreement upon sixty (60) days prior written notice.

10.5      Termination for Change of Control.    TOTAL may terminate this Agreement as provided in Section 13.6.

10.6      Effects of Termination

10.6.1      Licenses to TOTAL:    On termination of this Agreement by AMYRIS pursuant to Section 10.2 (breach by TOTAL), Section 10.3 (bankruptcy of TOTAL) or Section 10.4 (patent challenge by TOTAL), all licenses to TOTAL shall cease and be of no further effect; provided, however that all licenses related to Products for which a material investment has been made and/or binding commercial arrangements for Making and Selling activities have been approved in accordance with a Commercialization Plan prior to the date of such termination shall, to the extent of and with respect to the intellectual property rights existing at such time, survive such termination subject to the payment of the Royalties set forth in the remainder of this Section 10.6.1 with respect to ongoing licenses to Make and Sell Products the same as on expiration of this Agreement. On expiration or termination of this Agreement by TOTAL pursuant to Section 10.2 (breach by AMYRIS) or Section 10.3 (bankruptcy of AMYRIS) or Section 10.4 (patent challenge by AMYRIS), or termination by TOTAL pursuant to Section 13.6 following a Change of Control of AMYRIS, the licenses granted to TOTAL (if any) pursuant to:

(a)      Section 6.2(a) (conduct of R&D Activities) shall terminate and cease to have effect, except: (i) as otherwise provided in Section 10.1 to conduct R&D Activities, which licenses shall continue for the period provided in Section 10.1 (or, in the case of termination other than due to expiration of the Term, such period plus nine months); and (ii) TOTAL and its Affiliates (other than Excluded Affiliates) shall automatically receive a perpetual, royalty-free license to Make and Sell any products intended for any market other than any Excluded Market arising from any Candidate Compound for which the POC Criteria have been met in the R&D Collaboration prior to such expiration or termination (to the extent such product was targeted by the relevant Plan for such Candidate Compound in existence at the end of the Term) but excluding any Products subject to Section 10.6.1(c) or (d). In the event that the license in Section (ii) of this paragraph is triggered by expiration of this Agreement, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by TOTAL or its Affiliates of the products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5. In the event that the license in Section (ii) of this paragraph is triggered for any other reason then the license shall be royalty-free. Section 6.2(b) (Licenses to TOTAL as set forth in the documentation establishing the JV Company, if any) shall continue as provided for in such documents.

(b)      Section 6.2(c) (License to Make and Sell Products developed pursuant to the TOTAL R&D Option) shall (x) survive perpetually with respect to any Product developed prior to such expiration or termination and (y) be extended perpetually to any products arising from any Candidate Compound for which POC Criteria had been established and subject to a TOTAL R&D Option prior to such expiration or termination which has been Developed by TOTAL under the post-Term license provided in Section 10.6.1(a) intended for any market other than any Excluded Market , with respect to (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP, in each case in existence at the date of such expiration or termination. In the event that the licenses in this paragraph are triggered hereunder, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by TOTAL or its Affiliates of the products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5; provided that in the event that the license in this paragraph is triggered other than by expiration of this Agreement and the basis for

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such termination causes material commercial damage to the applicable product or its market, the Royalty following such termination shall be [*] of the Net Income deriving from such Making and Selling by TOTAL or its Affiliates of the Products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5.

(c)      Section 6.3(a) (Licenses for production independent of the JV) shall survive on a perpetual basis with respect to any Product developed prior to such expiration or termination with respect to (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP, in each case, in existence at the date of such expiration or termination. In the event that the licenses in this paragraph are triggered hereunder, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by TOTAL or its Affiliates of the Products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5 provided that in the event that the license in this paragraph is triggered other than by expiration of this Agreement and the basis for such termination causes material commercial damage to the applicable Product or its market, the royalty following such termination shall be [*] of the Net Income deriving from such Making and Selling by TOTAL or its Affiliates of the Products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5.

(d)      Section 6.3(b) (Licenses in connection with Improvement Scope Activities) shall survive on a perpetual, royalty-free basis solely with respect to (i) AMYRIS Background IP, (ii) AMYRIS Included IP, and (iii) AMYRIS Owned Collaboration IP, in each case in existence as the date of such expiration or termination.

(e)      Section 6.3(c) (TOTAL Internal Research License on Mevalonate Pathway Strains) shall terminate and cease to have effect.

(f)      Section 6.3(d) (License for TOTAL to practice TOTAL Owned Collaboration IP) shall survive perpetually solely with respect to any AMYRIS Background IP, AMYRIS Included IP and AMYRIS Owned Collaboration IP to the extent that any such IP is both (x) in existence at the date of such expiration or termination and (y) required for TOTAL to practice the TOTAL-owned Collaboration IP. In the event that the license in this paragraph is triggered by expiration of this Agreement, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by TOTAL or its Affiliates of all products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5. In the event that the license in this paragraph is triggered other than by expiration of this Agreement, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by TOTAL or its Affiliates of all products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5. For the avoidance of doubt, the license granted pursuant to Section 6.3(d)(i) shall remain in effect perpetually on a royalty-free basis in accordance with the terms thereof.

(g)      Section 6.3(e) (License to TOTAL to practice Jointly-Owned Collaboration IP Outside the Collaboration) shall, survive perpetually solely with respect to any AMYRIS-Controlled IP existing at such date of expiration or termination. In the event that the licenses in this paragraph are triggered hereunder, the royalty following such expiration shall be negotiated in good faith on a case-by-case basis. For the avoidance of doubt, the license granted

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pursuant to Section 6.3(e)(i) shall remain in effect perpetually on a royalty-free basis in accordance with the terms thereof.

(h)      Section 6.3(f) (Additional Licenses) to the extent existing as at the date of such expiration or termination, shall continue for such period as was determined when such license was granted, subject to payment of any agreed royalties.

10.6.2 Licenses to AMYRIS:    On termination of this Agreement by TOTAL pursuant to Section 10.2 (breach by AMYRIS), Section 10.3 (bankruptcy of AMYRIS) or Section 10.4 (patent challenge by AMYRIS), all licenses granted to AMYRIS pursuant to this Agreement shall cease and be of no further effect; provided, however that (i) all licenses related to Products for which a material investment has been made and/or binding commercial arrangements for Making and Selling activities have been approved in accordance with a Commercialization Plan prior to the date of such termination to the extent, and with respect to, the intellectual property rights existing at such time; and (ii) the license to AMYRIS under MEV Improvements and DXP Improvements existing at the date of such termination pursuant to Section 6.3(c) (subject to the restrictions set forth in Section 6.3(c)(D)); in each case (i) and (ii) shall each survive on a perpetual royalty free basis, solely subject to the payment of the same Royalties as set forth in the remainder of this Section 10.6.2 with respect to ongoing licenses to Make and Sell Products on expiration of this Agreement; provided further that the Royalty payable pursuant to this paragraph with respect to the license under MEV Improvements and DXP Improvements shall be [*] of the Net Income deriving from such Making and Selling by AMYRIS or its Affiliates of all Products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5. On expiration of this Agreement or termination of this Agreement by AMYRIS pursuant to Section 10.2 (breach by TOTAL) or Section 10.3 (bankruptcy of TOTAL) or termination by TOTAL pursuant to Section 13.6 following a Change of Control of AMYRIS, the licenses granted to AMYRIS (if any) pursuant to:

(a)      Section 6.4(a) (Licenses for R&D Activities) shall terminate and cease to have effect except: (i) to conduct R&D Activities to Develop products arising from any Candidate Compound for which the POC Criteria have been met in the R&D Collaboration prior to such expiration or termination (to the extent such product was targeted by the relevant Plan for such Candidate Compound in existence at the end of the Term) but excluding any Products subject to Section 10.6.2(c), which licenses shall continue for the period of time contemplated for such R&D Activities in the relevant Plan up to one year after the end of the Term (or, in the case of termination other than due to expiration of the Term, such period plus nine months); and (ii) AMYRIS and its Affiliates shall automatically receive a perpetual, royalty-free license to Make and Sell any such products. In the event that the license in Section (ii) of this paragraph is triggered by expiration of this Agreement, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by AMYRIS or its Affiliates of all Products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5. In the event that the license in Section (ii) of this paragraph is triggered for any other reason then the license shall be royalty-free.

(b)      Section 6.4(b) (Licenses to AMYRIS as set forth in the documentation establishing JV Company (if any)) shall continue as provided for in such documents;

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(c)      Section 6.5(a) (Licenses for production independent of the JV) shall survive on a perpetual basis with respect to any Product developed prior to such expiration or termination with respect to (i) TOTAL Included IP and (ii) TOTAL Owned Collaboration IP, in each case, in existence at the date of such expiration or termination. In the event that the licenses in this paragraph are triggered hereunder, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by AMYRIS or its Affiliates of Products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5 provided that in the event that the license in this paragraph is triggered other than by expiration of this Agreement and the basis of such termination causes material commercial damage to the applicable Product or its market, the royalty following such termination shall be [*] of the Net Income deriving from such Making and Selling by AMYRIS or its Affiliates of Products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5.

(d)      Section 6.5(b) (Licenses in connection with Improvement Scope Activities) shall survive on a perpetual, royalty-free basis, solely with respect to (i) TOTAL Included IP and (ii) TOTAL Owned Collaboration IP, in each case in existence as the date of such expiration or termination.

(e)      Section 6.5(c) (Licenses with respect to Excluded Markets) shall survive on a perpetual basis with respect to (i) TOTAL Included IP and (ii) TOTAL Owned Collaboration IP, in each case, in existence at the date of such expiration or termination. In the event that the licenses in this paragraph are triggered hereunder, the royalty following such expiration shall be negotiated in good faith on a case-by-case basis provided that such Royalty shall be reduced to [*] of the original amount in the event that the license in this paragraph is triggered other than by expiration of this Agreement and the basis of such termination causes material commercial damage to the applicable Product or its market.

(f)      Section 6.5(d) (Licenses under TOTAL Owned Collaboration IP) shall survive perpetually solely with respect to any (i) TOTAL Included IP and (ii) TOTAL Owned Collaboration IP, to the extent that any such IP is in existence at the date of such expiration or termination. In the event that the license in this paragraph is triggered by expiration of this Agreement, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by AMYRIS or its Affiliates of all products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5. In the event that the license in this paragraph is triggered other than by expiration of this Agreement, the royalty following such expiration shall be [*] of the Net Income deriving from such Making and Selling by AMYRIS or its Affiliates of all products subject to such license, calculated in accordance with Exhibit D, paid in accordance with Article 5. For the avoidance of doubt, the license granted pursuant to Section 6.5(d)(i) shall remain in effect perpetually on a royalty-free basis in accordance with the terms thereof.

(g)      Section 6.5(e) (License to AMYRIS to practice Jointly-Owned Collaboration IP outside the R&D Collaboration) shall survive perpetually solely with respect to any TOTAL-Controlled IP existing at such date of expiration or termination. In the event that the licenses in this paragraph are triggered hereunder, the royalty following such expiration shall be negotiated in good faith on a case-by-case basis. For the avoidance of doubt, the license

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granted pursuant to Section 6.5(e)(i) shall remain in effect perpetually on a royalty-free basis in accordance with the terms thereof.;

(h)      Section 6.3(b)(B) (License to AMYRIS under TOTAL-Owned Improvement Scope IP) shall survive on a perpetual, royalty-free basis, solely with respect to TOTAL Owned Improvement Scope IP, in each case in existence as the date of such expiration or termination;

(i)      Section 6.3(c)(B) and (C)(License to AMYRIS under MEV Improvements) shall survive on a perpetual, royalty-free basis, solely with respect to MEV Improvements and DXP Improvements existing at the date of such expiration or termination (subject to the restrictions set forth in Section 6.3(c)(D)). In addition, AMYRIS’ rights to prosecute patent applications covering such MEV Improvements and DXP Improvements shall continue in accordance with such section.

10.6.3 Licenses to the JV Company.    On expiration or termination of this Agreement, the licenses from the Parties pursuant to:

(a)      Section 6.5(a) (Licenses from AMYRIS to JV Company) shall, solely with respect to (i) AMYRIS Background IP, (ii) AMYRIS Included IP and (iii) AMYRIS Owned Collaboration IP and (vi) AMYRIS’ interest in Jointly-Owned Collaboration IP, in each case in existence at such date, continue as provided in such section.

(b)      Section 6.5(b) (Licenses from TOTAL to JV Company), shall, solely with respect to (i) TOTAL Included IP and (ii) TOTAL’s interest in Jointly-Owned IP, in each case in existence at such date, continue as provided in such section.

(c)      Section 6.3(b)(A) (License to JV Company under TOTAL-Owned Improvement Scope IP) shall continue with respect to TOTAL-Owned Improvement Scope IP existing at the date of such expiration or termination as provided in such section.

(d)      Section 6.5(b) (License to JV Company under AMYRIS-Owned Improvement Scope IP) shall continue with respect to AMYRIS -Owned Improvement Scope IP existing at the date of such expiration or termination as provided in such section.

10.7    Survival.    Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Article 1, Section 2.8 in the manner specified below, Sections 3.2, 3.3, 3.4 (except in the event AMYRIS terminates pursuant to Section 10.2 (Cause), Section 10.3 (Bankruptcy), or Section 10.4 (Patent Challenge)), Sections 3.5 and 3.6, Articles 4 and 5 if and to the extent applicable to royalties and other payments paid prior to, or payable after, expiration or termination, Section 6.1, Sections 6.2 to 6.6 (subject to the provisions of Section 10.6), Section 6.7, Section 6.8, Article 7, Article 9 to 12 and Article 13. Nothing in this Section 10 shall be read to limit or supersede any licenses or other rights contained in the documentation establishing any particular JV Company.

If one Party (the “Terminating Party”) terminates this Agreement pursuant to Section 10.2 (Cause), Section 10.3 (Bankruptcy), or Section 10.4 (Patent Challenge), then Sections 2.8(a)-(c) shall continue to apply for the benefit of the Terminating Party if and to the extent applicable, and shall cease to benefit the other Party. Section 2.8(c) shall survive expiration of this Agreement.

10.8    Exercise of Right to Terminate.    The exercise by either Party of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto.

10.9    Rights in Bankruptcy.    All rights and licenses granted under or pursuant to this Agreement by TOTAL or AMYRIS are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. Each of the Parties, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its respective rights and elections under the U.S. Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code, then the other Party (which is not a Party to such proceeding) shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property licensed to such other Party under this Agreement and all embodiments of such intellectual property, and same, if not already in such other Party’s possession, shall be promptly delivered by the Party to such other Party (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue, and thereafter continues, to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

11.        INDEMNIFICATION

11.1    Indemnification by TOTAL.   TOTAL shall defend, indemnify, and hold AMYRIS and AMYRIS’ officers, directors, employees, and agents (the “AMYRIS Indemnitees”) harmless from and against any and all damages, liabilities, judgments, recoveries, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses), resulting from any Third Party claims, suits, actions or proceedings (collectively, “Claims”) to the extent that such Claims arise out of, are based on, or result from (a) the manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by TOTAL or its Affiliates, permitted sublicensees, (other than by AMYRIS, the JV Company or its or their Affiliates and sublicensees), or distributors or other practice by TOTAL, its Affiliates, sublicensees or distributors of the licenses granted to TOTAL pursuant to this Agreement; (b) a breach of any of TOTAL’s representations, warranties and obligations under this Agreement; (c) the willful misconduct or grossly negligent acts of TOTAL or its Affiliates, or the officers, directors, employees (including Seconded Employees), or agents of TOTAL or its Affiliates in connection with its activities under this Agreement; in each case except to the extent such Claims arise out of, are based on, or result from (x) directions or instructions given by AMYRIS to the Seconded Employees; (y) a breach by AMYRIS of any of AMYRIS’ representations, warranties and obligations under this Agreement; or (z) the willful misconduct or grossly negligent acts of AMYRIS, its Affiliates, or the officers, directors, employees, or agents of AMYRIS or its Affiliates (including misappropriation of Third Party intellectual property). (For clarity, the indemnity obligations in this Section 11.1 are subject to any indemnification obligations under any agreements relating to the JV Company.)

11.2    Indemnification by AMYRIS.   AMYRIS shall defend, indemnify, and hold TOTAL and its Affiliates and each of their officers, directors, employees, and agents (the “TOTAL Indemnitees”) harmless from and against any and all damages, liabilities, judgments, recoveries, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses), resulting from any Third Party Claims to the extent that such Claims arise out of, are based on, or result from (a) the manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by AMYRIS or its Affiliates, sublicensees (other than by TOTAL, the JV Company or its or their Affiliates and sublicensees), or distributors or other practice by AMYRIS, its Affiliates, licensees or distributors of the licenses granted to AMYRIS pursuant to this Agreement; (b) a breach of any of AMYRIS’ representations, warranties and obligations under this Agreement; (c) any damage to tangible personal property of or injury to or death of the Seconded Employees caused by AMYRIS, its Affiliates, or the officers, directors, employees, or agents of AMYRIS or its Affiliates, in each case during the period of the secondment; or (d) the willful misconduct or grossly negligent acts of AMYRIS, its Affiliates, or the officers, directors, employees, or agents of AMYRIS or its Affiliates including misappropriation or infringement of Third Party intellectual property in connection with its activities under this Agreement; in each case except to the extent such Claims arise out of, are based on, or result from (y) a breach by TOTAL of any of TOTAL’s representations, warranties and obligations under this Agreement; or (z) the willful misconduct or grossly negligent acts of TOTAL and its Affiliates. (For clarity, the indemnity obligations in this Section 11.2 are subject to any indemnification obligations under any agreements relating to the JV Company.)

11.3    Indemnification Procedures.    In the event that a Party claiming indemnity under this Article 11 (the “Indemnified Party”) becomes aware of any Claim for which it seeks indemnification from the other Party (the “Indemnifying Party”), the Indemnified Party shall: (i) reasonably promptly notify Indemnifying Party thereof, in no event later than ten (10) business days after the Indemnified Party becomes aware of such Claim (provided that failure to provide such notice will not release the Indemnifying Party from any of its indemnity obligations hereunder except to the extent that such failure increases the Indemnifying Party’s indemnity obligation); (ii) permit the Indemnifying Party to assume control of the defense or settlement of the Claim; (iii) at the Indemnifying Party’s expense, provide the Indemnifying Party with reasonable cooperation in the defense or settlement thereof; and (iv) not settle any such claim without the Indemnifying Party’s written consent, not to be unreasonably withheld. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense. If the Indemnifying Party does not assume and conduct the defense of the claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 11.

11.4    Insurance.   Each Party, at its own expense, shall maintain product liability insurance and general commercial liability insurance, in each case to the extent and in an amount consistent with industry standards for a company similarly situated, during the Term of this Agreement and thereafter for so long as such Party is exercising its license rights granted hereunder, including for the performance of the R&D Activities and such Party’s development, production and commercialization activities hereunder, including pursuant to the licenses granted in this Agreement, and include with respect to each Party’s respective facilities used in conducting such activities. Each Party shall provide to the other Party a certificate of insurance evidencing such coverage upon request. Self-insurance shall be permitted to the extent and in an amount consistent with such industry standards.

11.5    Limitation of Liability.   EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES OR WITH RESPECT TO A BREACH OF ARTICLE 9, NEITHER PARTY, NOR ANY OF ITS AFFILIATES, SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER. FOR CLARITY, ANY DAMAGES FINALLY AND ACTUALLY SUFFERED BY AN INDEMNIFIED PARTY (WHETHER BY A FINAL JUDGMENT OF A COURT OF LAW OR THROUGH A SETTLEMENT) ARISING OUT OF A CLAIM FOR WHICH THE INDEMNIFIED PARTY IS INDEMNIFIABLE UNDER THIS ARTICLE 11 SHALL BE DEEMED DIRECT DAMAGES FOR PURPOSE OF THIS SECTION 11.5. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY PUNITIVE DAMAGES HEREUNDER.

12.        DISPUTE RESOLUTION

12.1    Escalation.

(a)      If there is a matter for which the JSC is or the Parties are unable to reach a decision with regard to a matter arising under this Agreement (except for those matters for which this Agreement provides that TOTAL or AMYRIS, as applicable, shall have the final decision authority), or if any Dispute that arises between the Parties under this Agreement, such Dispute shall be referred to the Management Committee for further discussion and resolution. The Management Committee shall as soon as practicable meet and attempt in good faith to resolve the Dispute and reach agreement. The Management Committee may obtain the advice of other employees or consultants, including patent specialists, as they deem necessary or advisable in order to make the decision. If the Management Committee cannot reach agreement as to any matter referred to it pursuant to this Section 12.1 or with regard to any matter otherwise in the jurisdiction of the Management Committee within thirty (30) days, the Dispute shall be referred to the Executive Officers pursuant to clause (b).

(b)      Except as provided in Section 12.5, the Executive Officers shall attempt in good faith to resolve any Dispute referred to it pursuant to Section 12.1(a) within ten (10) days after such referral by meeting (either in person or by video teleconference, unless otherwise mutually agreed) at a mutually acceptable time, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved within twenty (20) days thereafter and the Dispute does not consist of a failure by the Parties to reach agreement where one or both Parties have discretion whether to agree, either Party may, by written notice to the other Party, elect to initiate arbitration pursuant to Section 12.2 for purposes of having the Dispute and any related Disputes resolved. If an Executive Officer intends to be accompanied at a meeting by an attorney, the other Executive Officer shall be given at least forty-eight (48) hours’ notice of such intention and may also be accompanied by an attorney. All negotiations conducted pursuant to this Section 12.1(b), and all documents and information exchanged by the Parties in furtherance of such negotiations, (i) are the Confidential Information of the Parties, (ii) shall be treated as evidence of compromise and settlement for purposes of the United States Federal Rules of Evidence and any other applicable state or national rules of evidence or procedure, and (iii) shall be inadmissible in any arbitration conducted pursuant to this Section 12 or other proceeding with respect to a Dispute.

12.2    Arbitration.

(a)      Except for Disputes that are subject to Section 12.3 or Section 12.5, all Disputes arising out of or in connection with this Agreement that cannot be resolved by the Executive Officers pursuant to Section 12.1(b), shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by an arbitration tribunal appointed in accordance with the said ICC Rules as modified hereby.

(b)      There shall be three (3) arbitrators, one selected by the initiating Party in the request for arbitration, the second selected by the other Party within twenty (20) days of receipt of the request for arbitration, and the third (who shall act as chairperson of the arbitration tribunal) selected by the two (2) Party-appointed arbitrators within twenty (20) days of the selection of the second arbitrator. In the event that the respondent fails to select an arbitrator, or if the two Party-appointed arbitrators are unable or fail to agree upon the third arbitrator, the International Court of Arbitration of the International Chamber of Commerce shall designate the remaining arbitrator(s) required to comprise the tribunal. The claimant in the arbitration shall provide a copy of the request for arbitration to the respondent at the time such request is submitted to the Secretariat of the International Chamber of Commerce.

(c)      Each arbitrator chosen under this Section shall speak, read, and write English fluently and shall be either (i) a practicing lawyer who has specialized in business litigation with at least ten (10) years of experience in a law firm of over fifty (50) lawyers, or (ii) a retired judge of a court of general jurisdiction.

(d)      The place of arbitration shall be New York, New York. The language of the arbitral proceedings and of all submissions and written evidence shall be English; provided, however, that a Party, at its expense, may provide for translation or simultaneous interpretation into a language other than English.

(e)      The arbitrators shall issue an award within nine (9) months of the submission of the request for arbitration. This time limit may be extended by agreement of the Parties or by the tribunal if necessary.

(f)      It is expressly understood and agreed by the Parties that the rulings and award of the tribunal shall be conclusive on the Parties, their successors and permitted assigns. Judgment on the award rendered by the tribunal may be entered in any court having jurisdiction thereof.

(g)      Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrator’s fees and any administrative fees of arbitration. All proceedings and decisions of the tribunal shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 9.

12.3    Patent Validity and Infringement Disputes.    In the event that a Dispute arises with respect to the inventorship, scope, ownership, validity, enforceability, revocation or infringement of a Patent, and such Dispute cannot be resolved by the Executive Officers in accordance with Section 12.1(a), unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to arbitration in accordance with Section 12.2, and notwithstanding anything in this Agreement to the contrary, the sole forum to resolve such Dispute shall be to initiate litigation in a court of competent jurisdiction in the country of issuance of the Patent that is the subject of the Dispute.

12.4    Consent to Jurisdiction.

(a)      Except as otherwise specifically limited in this Agreement, the arbitral tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including conservatory relief and injunctive relief, and any such measures ordered by the arbitral tribunal may, to the extent permitted by applicable law, be deemed to be a final award on the subject matter of the measures and shall be enforceable as such.

(b)      In addition to the remedies and relief available under ICC Rules, each Party expressly retains the right at any time to apply to any court of competent jurisdiction for interim, provisional or conservatory relief, including pre-arbitral attachments or injunctions, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(c)      For purposes of Section 12.4(b), each Party hereby irrevocably and unconditionally consents and agrees that any action for interim, provisional and/or conservatory relief brought against it with respect to its obligations or liabilities under or arising out of or in connection with this Agreement may be brought in the United States District Court for the Southern District of New York, unless no federal subject matter jurisdiction exists, in which case the action may be brought in the courts of the State of New York located in the Borough of Manhattan, and each Party hereby irrevocably accepts and unconditionally submits to the non-exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action for interim, provisional or conservatory relief.

(d)      Each Party hereby irrevocably consents and agrees that the service of any and all legal process, summons, notices and documents which may be served in any action arising under this Agreement may be made by sending a copy thereof by express courier to the Party to be served at the address set forth in the notice provision of this Agreement, with such service to be effective upon receipt. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

12.5    Injunctive Relief.    Notwithstanding anything to the contrary, either Party may at any time seek to obtain injunctive relief from a court of competent jurisdiction with respect to an issue arising under this Agreement if the rights of such Party would be prejudiced absent such relief.

13.        GENERAL PROVISIONS

13.1    Governing Law.   This Agreement and any arbitration hereunder shall be governed by, interpreted and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof.

13.2    Entire Agreement; Modification.   This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to the subject matter hereof except as expressly set forth herein. This Agreement supersedes all prior and contemporaneous agreements and communications (including the CDA as defined in Section 9.1), whether oral, written or otherwise, concerning any and all matters contained herein. No rights or licenses with respect to any intellectual property right of either Party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

13.3    Relationship of the Parties.   The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Except as expressly set forth herein, neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. The Parties do not intend this Agreement to create a partnership for United States income tax purposes, and agree not to treat the Agreement as a partnership absent a contrary determination by the United States Internal Revenue Service or other governmental authority.

13.4    Non-Solicitation.    From the Effective Date until the second (2nd) anniversary of the expiration or termination of this Agreement, each Party shall not (a) solicit, directly or indirectly, any employee of the other Party or of any of its respective Affiliates or (b) induce or attempt to induce, directly or indirectly, any such employee to leave the employ of the other Party or of any of its respective Affiliates, provided, however, that a Party shall not be precluded from hiring any such employee of the other Party or its Affiliates (i) if such employee contacts them and/or any of its Affiliates on his/her own initiative (including if such employee sends an unsolicited job application to a Party or any of its Affiliates) or (ii) if such employee responds to a general solicitation of employment placed by such employee and/or any of its Affiliates, or their respective recruiters and other agents, by way of general public announcements (including in newspapers, trade journals, the internet or any similar media) which are not specifically directed at any employee covered by this Section 13.4 and provided further that no such event described in clause (i) or (ii) shall be considered as a breach of this Section 13.4.

13.5      Non-Waiver.    The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

13.6      Assignment and Change of Control.    Any assignment of this Agreement not in accordance with this Section 13.6 shall be null and void.

(a)      Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder except as otherwise provided in this Section 13.6. Any attempted assignment or delegation in violation of the preceding sentence shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of the applicable Party. Either Party may, in its sole discretion, assign this Agreement and its rights and obligations hereunder, in whole or in part, to any of its Affiliates, other than, in the case of TOTAL, an Excluded Affiliate. In the case of an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Notwithstanding anything to the contrary in this Section 13.6, the Parties agree that any Monetization by a Party (and any agreements entered into by such Party in connection therewith) shall not require the consent of the other Party pursuant to this Section 13.6. “Monetization” mean the monetization of all or a portion of a Party’s rights to receive royalties under this Agreement, including by means of a direct sale (through an auction process or otherwise) or a financing (through a borrowing of loans, an offering of securities or otherwise).

(b)      Either Party may assign this Agreement and its rights and obligations hereunder by way of merger, consolidation or other business reorganization or the sale of all or substantially all of its assets to any successor in interest (or acquirer of such assets), other than to an Excluded Affiliate (or a Person who would be an Excluded Affiliate if the transaction were to be consummated) (such a transaction, a “Sale”), without the consent of the other Party. In the event that AMYRIS undergoes a Sale, an F-1 Change of Control or F-2 Change of Control, AMYRIS shall deliver to TOTAL written notice of such Sale, F-1 Change of Control or F-2 Change of Control, as the case may be (which shall include the name of the acquiring entity) (the “Notice”), within thirty (30) days following the occurrence thereof (or earlier if desired by AMYRIS). In the case of an F-1 Change of Control or an F-2 Change of Control, TOTAL shall have the right but not the obligation to terminate this Agreement, without any liability (other than accrued liabilities or any liabilities with respect to obligations surviving termination of this Agreement), by providing written notice of termination to AMYRIS within forty-five (45) days of receipt of the Notice with respect to the F-1 Change of Control or F-2 Change of Control, as

the case may be. Notwithstanding the foregoing, if the F-1 Change of Control transaction involves a strategic partnership between AMYRIS and an F-1 TOTAL Competitor for access to feedstock in Brazil, then TOTAL shall have no right to terminate this Agreement under this Section 13.6(b) if AMYRIS can demonstrate to TOTAL’s reasonable satisfaction that either the consequences of such transaction are mutually beneficial to the Parties or beneficial to TOTAL.

(c)      As used herein, an “F-1 Change of Control” shall be deemed to occur when an F-1 TOTAL Competitor through a transaction or series of related transactions acquires (i) an exclusive license to all or substantially all of the intellectual property of AMYRIS, (ii) directly or indirectly, ownership (beneficial or otherwise) of more than 7,101,548 shares of AMYRIS common stock (on an as-converted basis and as adjusted for stock splits, combinations and the like), (iii) directly or indirectly, securities of AMYRIS holding the right to a number of votes greater than the votes represented by 7,101,548 shares of AMYRIS common stock (on an as-converted basis and as adjusted for stock splits, combinations and the like) at meetings of the stockholders (and written actions in lieu of meetings), or (v) an ownership interest of 20% or more of AMYRIS’ then-outstanding capital stock (assuming conversion of all outstanding shares of the preferred stock into common stock), and either (A) governance rights in AMYRIS in addition to those ordinarily afforded to a common stock holder, or (B) involvement in the operations, including research and development or production, of AMYRIS.

(d)      As used herein, a “F-2 Change of Control” of AMYRIS shall be deemed to occur when an F-2 TOTAL Competitor through a transaction or series of related transactions acquires (or agrees with AMYRIS to acquire) (i) an exclusive license to all or substantially all of the intellectual property of AMYRIS, (ii) directly or indirectly, ownership (beneficial or otherwise) of more than 7,101,548 shares of AMYRIS common stock (on an as-converted basis and as adjusted for stock splits, combinations and the like), (iii) directly or indirectly, securities of AMYRIS holding the right to a number of votes greater than the votes represented by 7,101,548 shares of AMYRIS common stock (on an as-converted basis and as adjusted for stock splits, combinations and the like) at meetings of the stockholders (and written actions in lieu of meetings), or (iv) an ownership interest of 50% or more of AMYRIS’ then-outstanding capital stock (assuming conversion of all outstanding shares of preferred stock common stock).

13.7      Severability.    If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, all other portions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to substitute for the invalid, unenforceable or illegal provision a valid, enforceable and legal provision which conforms as nearly as possible with the original intent of the Parties.

13.8      Subcontracts.    Any external services required by either Party to conduct the R&D Collaboration shall be at AMYRIS’ sole expense unless included in R&D Costs, in which case it shall be shared by the Parties as provided herein. Neither Party shall subcontract or use external services of a Third Party for any aspect of the R&D Collaboration without the prior written approval of Management Committee. Notwithstanding the foregoing, each Party may subcontract to its Affiliates. Notwithstanding anything else in this Agreement to the contrary, for purposes of this Section 13.8, all Excluded Affiliates shall be treated as Third Parties and not Affiliates of TOTAL.

13.9      Notices.    Any notice to be given under this Agreement must be in writing and delivered either in person, by registered or certified mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, three (3) days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to TOTAL, notices must be addressed to:

TOTAL Gas & Power USA Biotech, Inc.

1201 Louisiana, Suite 1600

Houston, TX 77002

Attention: General Manager

With a required copy to (which shall not constitute Notice):

TOTAL Gas & Power USA Biotech, Inc.

1201 Louisiana, Suite 1600

Houston, TX 77002

Attention: Legal Department

If to AMYRIS, notices must be addressed to:

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

Attention: Tamara L. Tompkins, General Counsel

Facsimile: (510) 842-1460

13.10      Force Majeure.    Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur and continues to use diligent, good faith efforts to avoid the effects of such event and to perform the obligation. Notice of a Party’s failure or delay in performance due to force majeure must be given to the unaffected Party promptly thereafter but no later than five (5) days after its occurrence which notice shall describe the force majeure event and the actions taken to minimize the impact thereof. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a Party extend beyond a four-month period, the other Party may then terminate this

Agreement by written notice to the non-performing Party, with the consequences of such termination as if this Agreement had expired (and was not terminated) in accordance with Section 10.6.

13.11      Trademarks and Logos.    Neither Party shall use, in advertising or otherwise, the other Party’s or its Affiliates’ names, trade names, trademarks, service marks, logos or other indicia of origin or refer to the other Party or its Affiliates, directly or indirectly, in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, including in any promotional or marketing materials, lists, referral lists, or business presentations, without prior written consent from the other Party for each such use or release. The restrictions imposed by this Section 13.11 shall not prohibit either Party from making any disclosure (a) identifying the other Party as a counterparty to this Agreement to its or its Affiliates’ actual or prospective acquirers, merger candidates, underwriters, or investors (and their attorneys and accountants), (b) that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body (provided that any such disclosure shall be governed by Article 9) or (c) with respect to which written consent of the other Party has previously been obtained.

13.12      Interpretation.

(a)      Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)      Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(c)      Including as Example. Use of the term “including” or “include” in this Agreement shall be interpreted to mean “including, without limitation,” or “include, but not limited to,” and shall be exemplary rather than restrictive.

(d)      Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(e)      Days. All references to days in this Agreement mean calendar days, unless otherwise specified.

(f)      Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

(g)      English Language.    All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

(h)      Counterparts.    This Agreement may be executed in two or more counterparts, including by facsimile or electronic exchange of signed copies in PDF format, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

[Signature Page Follows]

Execution Copy

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

AMYRIS, INC.	TOTAL GAS & POWER USA BIOTECH, INC.

By: /s/ John G. Melo	By: /s/ Arnaud Chaperon

Name: John G. Melo	Name: Arnaud Chaperon

Title: CEO	Title: Senior Vice President of Electricity and New Energies

Signature Page to Technology License, Development, Research and

Collaboration Agreement

Execution Copy

EXHIBIT A-1

AMYRIS is a party to the following agreements with the Regents of the University of California:

Amended and Restated License Agreement effective January 11, 2008.

Amended and Restated Exclusive Patent and Non-Exclusive Know-how License for Regents’ Project Patents Arising under Regents’ Research Agreement Number 018896 dated January 11, 2008, as originally amended by Amendment #1 dated June 25, 2005; Amendment #2 dated Sept 1, 2005; Amendment #3 dated June 1, 2006; Amendment #4 dated Oct 1, 2006; Amendment #5 dated Aug 1, 2006; Amendment #6 dated Jan 1, 2007; Amendment #7 dated Feb 1, 2007; Amendment No. 8 dated August 3, 2007; and Amendment No. 9 dated August 26, 2007.

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT A-2

Collaboration Agreement dated June 16, 2010 between AMYRIS and M&G Finanziaria S.R.L.

A-2

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EXHIBIT B

AMYRIS Patents

I. AMYRIS Owned Patents and Patent Applications

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	US 11/753,586 Filed: 05/25/07	Fuel Components, Fuel Compositions and Methods of Making and Using the Same	Published as US 2008/0092829 on 04/24/2008
[*]	PCT/US2007/012468 Filed: 05/25/07	Fuel Components, Fuel Compositions and Methods of Making and Using the Same	Published as WO 2007/139925 on 12/06/2007 Entered National Phase in Australia, Canada, Europe, Japan, & South Africa
[*]	US 11/754,235 Filed 05/25/2007	Production of Isoprenoids	Issued as US 7,659,097 on 02/09/2010 Published as US 20080274523 on 11/06/2008
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[*]	PCT/US2007/069807 Filed 05/25/2007	Production of Isoprenoids

Published as WO 2007/140339 on 12/06/2007

Entered National Phase in Australia, Brazil, Canada, China, Columbia, El Salvador, Europe, Guatemala, Honduras, India, Indonesia, Japan, South Korea, Malaysia, Mexico, Mozambique, Nigeria, Singapore, South Africa, Trinidad & Tobago, Vietnam

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	PCT/US2007/012467 Filed:05/25/2007	Apparatus for Making a Bio-Organic Compound

Published as WO 2007/139924 on 12/06/2007

Entered National Phase in Australia, Brazil, Canada, China, Columbia, El Salvador, Europe, Guatemala, Honduras, India, Indonesia, Japan, South Korea, Malaysia, Mexico, Mozambique, Nigeria, Singapore, South Africa, Trinidad & Tobago, Vietnam

[*]	US 11/869,673 Filed 10/09/2007	Fuel Compositions Comprising Farnesane and Farnesane Derivatives and Method of Making and Using the Same	Issued as U.S. Patent No. 7,399,323 on 07/15/2008 Published as US 20080098645 on 05/01/2008
[*]	US 11/973,901 Filed 10/09/2007	Fuel Compositions Comprising Farnesane and Farnesane Derivatives and Method of Making and Using the Same	Published as US 20080083158 on 04/10/2008
[*]	PCT/US2007/021890 Filed 10/10/2007	Fuel Compositions Comprising Farnesane and Farnesane Derivatives and Method of Making and Using the Same

Published as WO 2008/045555 on 04/17/2008

Entered National Phase in Australia, Brazil, Canada, China, Columbia, El Salvador, Europe, Guatemala, Honduras, India, Indonesia, Japan, South Korea, Malaysia, Mexico, Mozambique, Nigeria, Singapore, South Africa, Trinidad & Tobago, Vietnam

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	PCT/US2007/024266 Filed 11/20/2007	Jet Fuel Compositions and Methods of Making and Using the Same	Published as WO 2008/140492 on 11/20/2008 Entered National Phase in Australia, Brazil, Canada, China, Europe, India, and South Africa
[*]	US 12/175,468 Filed 07/18/2008	Fuel Compositions Comprising Tetramethylcyclohexane	Issued as U.S. Patent No. 7,540,888 on 06/02/2009 Published as US 20090020090 on 01/22/2009
[*]	US 12/175,465 Filed 07/18/2008	Fuel Compositions Comprising Tetramethylcyclohexane	Published as US 20090020089 on 01/22/2009
[*]	US2008/008747 Filed: 07/17/2008	Fuel Compositions Comprising Tetramethylcyclohexane	Published as WO 2009/014636 on 01/29/2009 Entered National Phase in Australia, Brazil, Canada, China, Europe, Japan, Korea, India, Mexico, and South Africa
[*]	US 12/595,600 Filed 04/14/2008	DXP Production of Isoprenoids	Filed in US from PCT. Published as WO 2008/128159 on 10/23/2008
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[*]	PCT/US/2007/024270 Filed 11/20/2007	Jet Fuel Compositions and Methods for Making and Using the Same	Published as WO 2008/133658 on 11/06/2008 Entered National Phase in Australia, Brazil, Canada, China, Europe, India, and South Africa
[*]	US2008/012107 Filed 10/24/2000	Dial-A-Pump	Published as WO 2009/055024 on 04/30/2009 Entered National Phase in Brazil, Europe and United States

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	US 12/234,589 Filed 09/19/2008	Production of Isoprenoids	Published as US 20090137014 on 05/28/2009
[*]	US2008/010886 Filed 09/19/2008	Production of Isoprenoids	Published as WO 2009/042070 on 04/02/2009 Entered National Phase in Australia, Brazil, Canada, China, Europe, Japan, India, Mexico, and South Africa
[*]	US 12/361,478 Filed 01/28/2009	Methods of Monitoring Metabolic Pathways	Published as US 2009/0203019 on 08/13/2009
[*]	PCT/US2009/032249 Filed 01/28/2009	Methods of Monitoring Metabolic Pathways	Published as WO 2009/097339 on 08/06/2009
[*]	US 12/419.803 Filed 04/07/2009	Expression of Heterologous Sequences	Published as US2009/0253174 on 10/08/2009
[*]	US2009/039769 Filed 04/08/2009	Expression of Heterologous Sequences	Published as WO 2009/126623 on 10/15/2009
[*]	US 12/431,769 Filed 04/29/2009	Jet Fuel Compositions and Methods of Making and Using the Same	Issued as US 7,671,245 on 03/02/2010 Published as US 2009/0272352 on 11/05/2009
[*]	US 12/432,733 Filed 04/29/2009	Jet Fuel Compositions and Methods of Making and Using the Same	Published as US 2009/0272119 on 11/05/2009
[*]	US Filed 04/29/2009	Jet Fuel Compositions and Methods of Making and Using the Same	Published as WO 2009/134946 on 11/05/2009
[*]	US 61/220,587 Filed 06/26/2009	Farnesene Interpolymers
[*]	US 12/552,282 Filed 09/01/2009	Farnesene Interpolymers
[*]	PCT/US2009/004959 Filed 09/03/2009	Farnesene Interpolymers
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[*]	US 12/393,024 Filed 02/25/2008	Jet Fuel Compositions	Issued as US 7,589,243 on 09/15/2009
[*]	US 12/409,437 Filed 03/23/2009	Lubricant Compositions and Methods of Making and Using the Same	Issued as US 7,592,295 on 09/22/2009

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris Ref. No.	Serial No & Filing Date	Title	Status
[*]	US 12/577,093 Filed 10/09/2009	Lubricant Compositions and Methods of Making and Using the Same	Issued as US 7,691,792 on 04/06/2010
[*]	PCT/US2009/005543 Filed 10/09/2009	Lubricant Compositions and Methods of Making and Using the Same
[*]	US 12/622,401 Filed 11/19/2009	Compositions and Methods for the Rapid Assembly of Polynucleotides
[*]	US 12/684,874 Filed 01/08/2009	Compositions and Methods for the Rapid Assembly of Polynucleotides
[*]	PCT/US2009/065048 Filed 11/19/2009	Compositions and Methods for the Rapid Assembly of Polynucleotides
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[*]	US 61/220,588 Filed 06/26/2009	Polyfarnesenes
[*]	US 12/552/278 Filed 09/01/2009	Polyfarnesenes	Published as US 2010/0056743 on 03/04/2010
[*]	US 61/220,591 Filed 06/26/2009	Adhesive Compositions Comprising Polyfarnesene
[*]	US 12/507,801 Filed 07/23/2009	Adhesive Compositions Comprising Polyfarnesene	Issued as US 7,655,739 on 02/02/2010
[*]	US 12/694,120 Filed 01/26/2010	Adhesive Compositions Comprising Polyfarnesene
[*]	PCT/US2009/004958 Filed 09/03/2009	Adhesive Compositions Comprising Polyfarnesene
[*]	US 61/347,366 Filed 05/21/2010	Methods for Preparing Isosqualene and Squalane

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

EXHIBIT C

EXCLUDED MARKETS

Definition of Markets included in “Excluded Markets”

Flavors and Fragrances Markets: The markets for individual compounds or blends of aroma compounds with auxiliary materials enabling desirable flavors or fragrances in the food, beverage, perfumery and cosmetics or consumer packaged goods industries.

Cosmetics Markets: The markets for products intended to be applied to the human body for cleansing, beautifying, enhancing the external color or texture of the skin, promoting attractiveness, or altering the appearance without affecting the body’s structure or functions. This includes soaps and gels, skin-care creams, lotions, powders, lipsticks, fingernail and toe nail polish, eye and facial makeup, permanent waves, hair colors, hair sprays and gels, deodorants, baby products, bath oils, bubble baths, and bath salts. A subset of cosmetics is called “make-up” or “decorative cosmetics”, which refers primarily to colored products intended to alter the user’s appearance.

Pharmaceuticals Market: The markets for biological and medical products; botanical drugs and herbs; and pharmaceutical products intended for internal and external consumption in such forms as ampoules, tablets, capsules, vials, ointments, powders, solutions, and suspensions.

Consumer Packaged Goods Market: The markets for consumable goods such as food and beverages, footwear and apparel, personal and household cleaning products (e.g., surfactants)(whether sold in bulk for packaging or packaged).

Food Additives Market: The markets for substances added to food to preserve flavor or improve its taste and appearance.

Pesticides Market: The markets for products intended for the control of animal and plant pests or the regulation of the growth of plants.

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EXHIBIT D

Royalty Calculation

“Earning Before Royalty and Income Tax”(EBRIT): Earning before income tax according to GAAP (or such other accounting standards agreed by the Parties in writing from time to time) without taking into account Royalties.

Under the Agreement, royalty amount for year n shall be calculated according to the following formula:

Royalty = R* (1-T) / (1+ R * (1-T)) * EBRITyear n

Where:

T is the effective income tax rate

R: the applicable royalty rate as specified in the Section of the Agreement under which the royalty arises

“Earning Before Royalty and Income Tax for year n” (EBRITyear n ) EBRITyear n = EBRIT + EBRITyear n-1 If EBRITyear n-1 is negative.

Below is an example for illustrative purposes only.

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT E

FTE Rates and Related Allocation

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT F -1

TOTAL Competitors

Any of the following entities or successors in interest thereof or any of their respective Affiliates:

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT F -2

TOTAL Competitors

Any of the following entities or successors in interest thereof or any of their respective Affiliates:

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EXHIBIT G

Internal Rate of Return

TOTAL shall establish a special account in which TOTAL shall record on a Calendar Quarterly basis: (i) all R&D Costs funded by TOTAL (referred to in this clause as “(X)”) and (ii) all net cash inflows received by TOTAL from the JV Company (or the applicable entity) (referred to in this clause as “(Y)”). The amounts in (X) and (Y) shall be (a) expressed in US dollars using the average exchange rate of the quarter during which such amounts were paid or received and (b) deflated using the cumulative inflation rate between the end of the first quarter in which R&D Costs started to be funded by TOTAL and the end of the quarter in which such amounts are recorded. Such recalculated amounts are referred to in this clause as “(DefX)” and “(DefY).” An Internal Rate of Return shall be calculated at the end of each Calendar Quarter. The Internal Rate of Return is the rate that when used to calculate a cumulated discounted amount, obtained by deducting the discounted (DefX) from the discounted (DefY) gives zero as a result.

The inflation rate used for the calculation shall be the inflation rate as reported by the United States Department of Labor, Bureau of Labor Statistics, CPI index.

For illustration purpose below is an example of such IRR calculation.

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EXHIBIT H

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